Exhibit 10.12

SUBLEASE

THIS SUBLEASE (this “Sublease”) is dated for reference purposes as of July 1, 2020, and is made by and between Aurora Innovation, Inc., a Delaware corporation (“Sublessor”), and Archer Aviation, Inc., a Delaware corporation (“Sublessee”). Sublessor and Sublessee hereby agree as follows:

1.             Recitals: This Sublease is made with reference to the fact that ECE Investment Company, LP, as landlord (“Master Lessor”), and Sublessor, as tenant, entered into that certain lease, dated as of March 13, 2018 (the “Master Lease”), with respect to premises consisting of approximately 18,025 square feet of space, located at 1880 Embarcadero Road, Palo Alto, California 94303 (the “Premises”). A true and correct copy of the Master Lease is attached hereto as Exhibit A.

2.             Premises: Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, all of the Premises (also referred to herein as the “Subleased Premises”).

3.             Term:

A.                 Term. The term of this Sublease (the “Sublease Term”) shall commence on the later of (i) December 1, 2020 or (ii) fourteen (14) days after the Early Access Date (defined below) (the “Sublease Commencement Date”). The Sublease Term shall end on June 30, 2023 (the “Sublease Expiration Date”), unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms.

B.                  Early Access and Occupancy. Sublessor shall provide Sublessee written notice (the “Early Access Notice”) of the date that it has vacated and relocated from the Subleased Premises (the “Early Access Date”). On the Early Access Date, Sublessor shall permit Sublessee to enter the Subleased Premises for the purpose of preparing the Subleased Premises for occupancy and not for the purpose of conducting business therein for a period of fourteen (14) days, provided (i) Master Lessor’s consent to this Sublease has been received, (ii) Sublessee has delivered to Sublessor the Security Deposit and first month’s Base Rent as required under Paragraph 4 and (iii) Sublessee has delivered to Sublessor evidence of all insurance required under this Sublease. Such occupancy shall be subject to all of the provisions of this Sublease, except for the obligation to pay Base Rent, “Operating Expenses” and “Taxes” (as defined in the Master Lease) and shall not advance the Expiration Date of this Sublease.

4.             Rent:

A.                  Base Rent. Sublessee shall pay to Sublessor as base rent (“Base Rent”) for the Subleased Premises for each month during the Sublease Term as follows:

Months	Base Rent per Month	Monthly Base Rent per RSF
Sublease Commencement Date to June 30, 2021	$85,618.75	$4.75
July 1, 2021 to June 30, 2022	$88,187.31	$4.89

Base Rent and Additional Rent (defined below) for any period during the Sublease Term hereof which is for less than one (1) month of the Sublease Term shall be a pro rata portion of the monthly installment based on the actual calendar days of said month. Base Rent and Additional Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Base Rent and Additional Rent shall be paid directly to Sublessor initially at 1880 Embarcadero Road, Palo Alto, California 94303, Attention: Finance, or such other address as may be designated in writing by Sublessor from time to time. Sublessee shall not be liable for Base Rent, Additional Rent, or any other amounts under this Sublease or the Master Lease that are attributable to any period prior to the Sublease Commencement Date.

B.                  Additional Rent. All monies other than Base Rent required to be paid by Sublessor under the Master Lease, including, without limitation, any amounts payable by Sublessor to Master Lessor as “Operating Expenses” and “Taxes” (as defined in Paragraphs 6 and 8 of the Master Lease, respectively), shall be paid by Sublessee hereunder as and when such amounts are due under the Master Lease. All such amounts shall be deemed additional rent (“Additional Rent”). Base Rent and Additional Rent hereinafter collectively shall be referred to as “Rent”. Sublessee and Sublessor agree, as a material part of the consideration given by Sublessee to Sublessor for this Sublease, that Sublessee shall pay all costs, expenses, taxes, insurance, maintenance and other charges of every kind and nature arising in connection with this Sublease, the Master Lease or the Subleased Premises, such that Sublessor shall receive, as a net consideration for this Sublease, the Base Rent payable under Paragraph 4.A hereof.

C.                  Payment of First Month’s Rent. Upon execution hereof by Sublessee, Sublessee shall pay to Sublessor the sum of Eighty-Five Thousand Six Hundred Eighteen and 75/100 Dollars ($85,618.75), which shall constitute Base Rent for the first month of the Sublease Term.

5.             Late Charge: If Sublessee fails to pay to Sublessor any amount due hereunder within five (5) days after the due date, Sublessee shall pay Sublessor upon demand a late charge equal to five percent (5%) of the delinquent amount accruing from the due date. Notwithstanding the foregoing, no late charge or interest shall be payable on the first late payment of rent per twelve-month period of the Term, so long as Sublessee delivers such overdue payment within three (3) business days after receipt of written notice from Sublessor that the same is past due. In addition, Sublessee shall pay to Sublessor interest on all amounts due, at the rate of ten percent (10%) per year or the maximum rate allowed by law, whichever is less (the “Interest Rate”), from the due date to and including the date of the payment. The parties agree that the foregoing late charge represents a reasonable estimate of the cost and expense which Sublessor will incur in processing each delinquent payment. Sublessor’s acceptance of any interest or late charge shall not waive Sublessee’s default in failing to pay the delinquent amount.

6.             Security Deposit: Upon receipt of Master Lessor’s consent to this Sublease, Sublessee shall deposit with Sublessor the sum of Five Hundred Thirteen Thousand Seven Hundred Twelve and 50/100 Dollars ($513,712.50) (the “Security Deposit”), in cash, as security for the performance by Sublessee of the terms and conditions of this Sublease. If Sublessee fails to pay Rent or other charges due hereunder or otherwise defaults with respect to any provision of this Sublease, then Sublessor may draw upon, use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default, for the payment of any other sum which Sublessor has become obligated to pay by reason of Sublessee’s default, or to compensate Sublessor for any loss or damage which Sublessor has suffered thereby, including future rent damages under California Civil Code Section 1951.2, without prejudice to any other remedy provided herein or by law. Sublessee hereby waives the provisions of any law, now or hereafter in force, including, without limitation, California Civil Code Section 1950.7, that provides that Sublessor may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Sublessee, or to clean the Subleased Premises, it being agreed that Sublessor, in addition, may claim those sums reasonably necessary to compensate Sublessor for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Sublessee, including future rent damages following the termination of this Sublease. If Sublessor so uses or applies all or any portion of the Security Deposit, then Sublessee, within ten (10) days after demand therefor, shall deposit cash with Sublessor in the amount required to restore the Security Deposit to the full amount stated above. Within thirty (30) days after the expiration of this Sublease, if Sublessee has surrendered the Subleased Premises in the condition required hereunder, Sublessor shall return to Sublessee so much of the Security Deposit as has not been applied by Sublessor pursuant to this paragraph, or which is not otherwise required to cure Sublessee’s defaults.

Provided that no Event of Default has occurred and no event or condition exists that would be an Event of Default under this Sublease but for notice and the passage of any applicable cure period, then, on the date that Sublessee demonstrates to Sublessor that Sublessee has obtained at least an additional Forty Million Dollars ($40,000,000) in cash through an equity or other non-debt financing, then (i) the Security Deposit amount shall be reduced by Two Hundred Fifty-Six Thousand Eight Hundred Fifty-Six and 25/100 Dollars ($256,856.25) (the “Reduction Amount”), and the Reduction Amount shall be applied against Rent next coming due under this Sublease or (ii) the Letter of Credit (defined) below shall be eligible for reduction by the Reduction Amount and Sublessee shall provide an amendment to the Letter of Credit or a replacement Letter of Credit reflecting such reduction (and Sublessor shall reasonably cooperate with the issuer of the Letter of Credit to accommodate such amendment or replacement Letter of Credit).

In lieu of the cash Security Deposit, Sublessee shall have the right to deposit with Sublessor, as security for the performance by Sublessee of its obligations under this Sublease, an irrevocable and unconditional letter of credit (the “Letter of Credit”) governed by the Uniform Customs and Practice for Documentary Credits (1993 revisions), International Chamber of Commerce Publication No. 500, as revised from time to time, in an amount equal to Five Hundred Thirteen Thousand Seven Hundred Twelve and 50/100 Dollars ($513,712.50), issued to Sublessor, as beneficiary, in form and substance satisfactory to Sublessor, by a bank reasonably approved by Sublessor qualified to transact banking business in California. The full amount of the Letter of Credit shall be available to Sublessor upon presentation of Sublessor’s sight draft accompanied only by the Letter of Credit and Sublessor’s signed statement that Sublessor is entitled to draw on the Letter of Credit pursuant to this Sublease. Sublessor may draw upon the Letter of Credit and apply all or any part of the proceeds thereof for the payment of any rent or other sum in default, the repair of any damage to the Premises caused by Sublessee or the payment of any other amount which Sublessor may spend or become obligated to spend by reason of Sublessee’s default or to compensate Sublessor for any other loss or damage which Sublessor may suffer by reason of Sublessee’s default to the full extent permitted by law. Sublessee hereby waives any restriction on the use or application of the proceeds of the Letter of Credit by Sublessor as set forth in California Civil Code Section 1950.7. The Letter of Credit shall expressly state that the Letter of Credit and the right to draw thereunder may be transferred or assigned by Sublessor to any successor or assignee of Sublessor under this Sublease. Sublessee shall pay any fees related to the issuance or amendment of the Letter of Credit, including, without limitation, any transfer fees. To the extent Sublessor draws upon all or any portion of the Letter of Credit, Sublessee shall within five (5) days after demand from Sublessor restore the Letter of Credit to its full amount. The Letter of Credit shall provide that it will be automatically renewed until sixty-three (63) days after the Expiration Date (which is September 1, 2023) unless the issuer provides Sublessor with written notice of non-renewal at the notice address herein at least sixty (60) days prior to the expiration thereof. If, not later than thirty (30) days prior to the expiration of the Letter of Credit, Sublessee fails to furnish Sublessor with a replacement Letter of Credit pursuant to the terms and conditions of this section, then Sublessor shall have the right to draw the full amount of the Letter of Credit, by sight draft, and shall hold the proceeds of the Letter of Credit as a cash security deposit. Sublessor shall be entitled to draw upon the full amount of the Letter of Credit upon any default by Sublessee under this Sublease and shall hold any proceeds of the Letter of Credit that are not applied as set forth above as a cash security deposit.

7.             Holdover: The parties hereby acknowledge that the expiration date of the Master Lease is June 30, 2023 and that it is therefore critical that Sublessee surrender the Subleased Premises to Sublessor no later than the Sublease Expiration Date in accordance with the terms of this Sublease. In the event that Sublessee does not surrender the Subleased Premises by the Sublease Expiration Date in accordance with the terms of this Sublease, Sublessee shall indemnify, defend, protect and hold harmless Sublessor from and against all loss and liability resulting from Sublessee’s delay in surrendering the Subleased Premises and pay Sublessor holdover rent as provided in Paragraph 22 of the Master Lease.

8.             Repairs: Sublessor shall deliver the Subleased Premises to Sublessee in “professionally clean” condition. The parties acknowledge and agree that Sublessee is subleasing the Subleased Premises on an “as is” basis, and that Sublessor has made no representations or warranties with respect to the condition of the Subleased Premises. Sublessor shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law. Master Lessor shall be solely responsible for performance of any repairs required to be performed by Master Lessor under the terms of the Master Lease.

9.            Indemnity: Except to the extent caused by the negligence or willful misconduct of Sublessor, its agents, employees, contractors or invitees, Sublessee shall indemnify, defend with counsel reasonably acceptable to Sublessor, protect and hold Sublessor harmless from and against any and all losses, claims, liabilities, damages, costs and expenses (including reasonable attorneys’ and experts’ fees), caused by or arising in connection with: (i) the use, occupancy or condition of the Subleased Premises by Sublessee; (ii) the negligence or willful misconduct of Sublessee or its employees, contractors, agents or invitees; or (iii) a breach of Sublessee’s obligations under this Sublease or the provisions of the Master Lease assumed by Sublessee hereunder. Sublessee’s indemnification of Sublessor shall survive termination of this Sublease.

10.           Sublessee’s Taxes. Sublessee shall be liable for all taxes levied or assessed against any personal property, Tenant-Made Alterations (whether currently located in the Premises or installed during the Sublease Term) or fixtures in the Subleased Premises, whether levied against Master Lessor, Sublessor or Sublessee. If any tax or excise is levied or assessed directly against Sublessee or results from any such Tenant-Made Alterations (whether currently located in the Premises or installed by or on behalf of Sublessee during the Sublease Term), then Sublessee shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require.

11.          Assignment and Subletting: Sublessee may not assign this Sublease, sublet the Subleased Premises, transfer any interest of Sublessee therein or permit any use of the Subleased Premises by another party (collectively, “Transfer”), without the prior written consent of Sublessor and Master Lessor. Sublessee acknowledges that the Master Lease contains a “recapture” right in Paragraph 17, and that Sublessor may withhold consent to a proposed Transfer in its sole discretion unless Master Lessor confirms in writing that the recapture right does not apply to the Subleased Premises or otherwise waives such right. Any Transfer shall be subject to the terms of Paragraph 17 of the Master Lease.

12.          Use: Sublessee may use the Subleased Premises only for the uses identified in Paragraph 3 of the Master Lease. Sublessee shall not use, store, transport or dispose of any Hazardous Material in or about the Subleased Premises in violation of the terms of the Master Lease. Sublessee shall not do or permit anything to be done in or about the Subleased Premises which would (i) injure the Subleased Premises; or (ii) cause unreasonable vibrating, shaking, or would overload, or impair the efficient operation of the Subleased Premises or the sprinkler systems, heating, ventilating or air conditioning equipment, or utilities systems located therein. Sublessee shall not store any materials, supplies, finished or unfinished products or articles of any nature outside of the Subleased Premises. Notwithstanding the foregoing, but subject to Master Lessor’s consent, Sublessee shall be permitted to have outside storage in the parking areas in accordance with Paragraph 3 of the Master Lease. For purposes of this Sublease and Paragraph 30 and Exhibit C of the Master Lease, Sublessee shall comply with all reasonable rules and regulations promulgated from time to time by Master Lessor.

13.           Effect of Conveyance: As used in this Sublease, the term “Sublessor” means the holder of the tenant’s interest under the Master Lease. In the event of any assignment, transfer or termination of the tenant’s interest under the Master Lease, which assignment, transfer or termination may occur at any time during the Term hereof in Sublessor’s sole discretion, Sublessor shall be and hereby is entirely relieved of all covenants and obligations of Sublessor hereunder, and it shall be deemed and construed, without further agreement between the parties, that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublessor hereunder. Sublessor may transfer and deliver any security of Sublessee to the transferee of the tenant’s interest under the Master Lease, and thereupon Sublessor shall be discharged from any further liability with respect thereto. Notwithstanding the foregoing, Sublessor shall not voluntarily terminate the Master Lease except pursuant to any termination rights under the Master Lease.

14.           Delivery and Acceptance: If Sublessor fails to deliver possession of the Subleased Premises to Sublessee on or before the date set forth in Paragraph 3.A hereof for any reason whatsoever, then this Sublease shall not be void or voidable, nor shall Sublessor be liable to Sublessee for any loss or damage; provided, however, that in such event, Rent shall abate until Sublessor delivers possession of the Subleased Premises to Sublessee. If Sublessor fails to deliver possession the Subleased Premises to Sublessee by December 1, 2020 (which date is subject to extension due to Force Majeure (as defined in Paragraph 33 of the Master Lease, as incorporated herein)), then, the date Sublessee is otherwise obliged to commence payment of Base Rent shall be delayed by two days for each day that delivery of the Subleased Premises is delayed beyond such date. If Sublessor fails to deliver possession the Subleased Premises to Sublessee by January 15, 2021 (which date is subject to extension due to Force Majeure (as defined in Paragraph 33 of the Master Lease, as incorporated herein)), then, at Sublessee’s option, Sublessee may terminate this Sublease by delivering written notice to Sublessor no later than five (5) business days after such date. Sublessor shall leave low voltage cabling and associated equipment (IE switch and patch panels) in the Subleased Premises intact for Sublessee’s reuse. By taking possession of the Subleased Premises, Sublessee conclusively shall be deemed to have accepted the Subleased Premises in their as-is, then-existing condition without any warranty whatsoever of Sublessor with respect thereto.

15.           Improvements: No Tenant-Made Alterations (as defined in Paragraph 12 of the Master Lease as incorporated herein) shall be made to the Subleased Premises, except in accordance with the Master Lease, and with the prior written consent of both Master Lessor and Sublessor (regardless of the cost thereof); provided, that, so long as Master Lessor consents, Sublessor’s consent shall not be unreasonably withheld. If any alterations or improvements installed by or on behalf of Sublessee are required by Master Lessor to be removed or restored upon the expiration of the Master Lease, Sublessee shall perform such removal and restoration at Sublessee’s sole cost and expense. Sublessee acknowledges that under Section 12 of the Master Lease, Master Lessor may require lien and completion bonds or other forms of security in connection with any Tenant-Made Alterations proposed by Sublessee, and Sublessee shall be responsible for any such required bonds and/or additional form of security; provided, however, Sublessor shall not, independent of Master Lessor’s determination, require such security. Sublessor approves of Blue Line Construction as Sublessee’s contractor and API Design as Sublessee’s architect in connection with the performance of Sublessee’s initial Tenant-Made Alterations.

16.           Insurance and Release: Sublessee shall obtain and keep in full force and effect, at Sublessee’s sole cost and expense, during the Sublease Term the insurance required under Paragraph 9 of the Master Lease. Sublessee shall name Master Lessor and Sublessor as additional insureds under its liability insurance policy. The release and waiver of subrogation set forth in Paragraph 9 of the Master Lease, as incorporated herein, shall be binding on the parties. Sublessor shall not be liable to Sublessee, nor shall Sublessee be entitled to terminate this Sublease or to abate Rent for any reason, including, without limitation: (i) failure or interruption of any utility system or service; (ii) failure of Master Lessor to maintain the Subleased Premises as may be required under the Master Lease; or (iii) penetration of water into or onto any portion of the Subleased Premises. The obligations of Sublessor and Sublessee shall not constitute the personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders or other principals or representatives of the business entity.

17.          Default: Sublessee shall be in material default of its obligations under this Sublease upon the occurrence of any of the events set forth in Paragraph 23 of the Master Lease, as incorporated herein (each, an “Event of Default”), but any failure by Sublessor to make any payment to Master Lessor as and when required under the Master Lease shall not constitute a default by Sublessee unless such failure is caused by Sublessee’s default under this Sublease. Upon the occurrence of an Event of Default by Sublessee, Sublessor shall have all remedies and rights provided pursuant to Paragraph 24 of the Master Lease, as incorporated herein, and by applicable laws, including damages that include the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the lessee proves could be reasonably avoided and the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations).

18.           Surrender: Prior to expiration of this Sublease, Sublessee shall remove all of its trade fixtures and shall surrender the Subleased Premises to Sublessor in the condition required under the Master Lease, as incorporated herein. If the Subleased Premises are not so surrendered, then Sublessee shall be liable to Sublessor for all liabilities Sublessor incurs as a result thereof, including costs incurred by Sublessor in returning the Subleased Premises to the required condition, plus interest thereon at the Interest Rate. For the avoidance of doubt, Sublessee shall not be required to perform the obligations contained in the penultimate sentence of Section 12 of the Master Lease, or make the payment as described therein.

19.           Broker: Sublessor and Sublessee each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen other than Cushman & Wakefield, representing Sublessor, and Cornish & Carey Commercial dba Newmark Knight Frank, representing Sublessee, in connection with this transaction. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder’s fees or other compensation made by any other agent, broker, salesman or finder as a consequence of such party’s actions or dealings with such agent, broker, salesman, or finder.

20.           Notices: Unless at least five (5) days’ prior written notice is given in the manner set forth in this paragraph, the address of each party for all purposes connected with this Sublease shall be that address set forth below its signature at the end of this Sublease. All notices, demands or communications in connection with this Sublease shall be (a) personally delivered; or (b) properly addressed and (i) submitted to an overnight courier service, charges prepaid, or (ii) deposited in the mail (certified, return receipt requested, and postage prepaid). Notices shall be deemed delivered upon receipt, if personally delivered, one (1) business day after being submitted to an overnight courier service and three (3) business days after mailing, if mailed as set forth above. All notices given to Master Lessor under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.

21.           Miscellaneous: Sublessor has not had an inspection of the Premises performed by a Certified Access Specialist as described in California Civil Code § 1938. A Certified Access Specialist (CASp) can inspect the Subleased Premises and determine whether the Subleased Premises complies with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the Subleased Premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the Subleased Premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Subleased Premises. Capitalized terms used but not defined in this Sublease shall have the meanings ascribed to such terms in the Master Lease.

22.           Other Sublease Terms:

A.                  Incorporation by Reference. Except as set forth below, the terms and conditions of this Sublease shall include all of the terms of the Master Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that: (i) each reference in such incorporated sections to “Lease” shall be deemed a reference to “Sublease” (except with respect to internal cross references within the Master Lease); (ii) each reference to the “Premises” shall be deemed a reference to the “Subleased Premises”; (iii) each reference to “Landlord” and “Tenant” shall be deemed a reference to “Sublessor” and “Sublessee”, respectively, except as otherwise expressly set forth herein; (iv) with respect to work, services, repairs, improvements, restoration, insurance, indemnities, representations, warranties or the performance of any other obligation of Master Lessor under the Master Lease, the sole obligation of Sublessor shall be to request the same in writing from Master Lessor as and when requested to do so by Sublessee, and to use Sublessor’s reasonable efforts (without requiring Sublessor to spend more than a nominal sum) to obtain Master Lessor’s performance; (v) with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Sublessee shall have three (3) fewer days to perform the obligation, including, without limitation, curing any defaults, provided, that, Sublessee shall have one (1) fewer day to perform any monetary obligations under the Master Lease; (vi) with respect to any approval required to be obtained from the “Landlord” under the Master Lease, such consent must be obtained from both Master Lessor and Sublessor and the approval of Sublessor may be withheld if Master Lessor’s consent is not obtained; (vii) in any case where the “Landlord” reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Premises or any areas beneath, above or adjacent thereto, perform any actions or cure any failures, such reservation or right shall be deemed to be for the benefit of both Master Lessor and Sublessor; (viii) in any case where “Tenant” is to indemnify, release or waive claims against “Landlord”, such indemnity, release or waiver shall be deemed to cover, and run from Sublessee to, both Master Lessor and Sublessor; (ix) in any case where “Tenant” is to execute and deliver certain documents or notices to “Landlord”, such obligation shall be deemed to run from Sublessee to both Master Lessor and Sublessor; (x) all payments shall be made to Sublessor; (xi) Sublessee shall pay all consent and review fees set forth in the Master Lease to each of Master Lessor and Sublessor (except that Sublessee shall not be required to pay the consent and review fees in connection with Master Lessor’s consent to this Sublease); (xii) Sublessee shall not have the right to terminate this Sublease due to casualty or condemnation unless Sublessor has such right under the Master Lease; (xiii) all “excess rental and other excess consideration” as described in Paragraph 17 of the Master Lease, as incorporated herein, under subleases and assignments shall be paid to Sublessor (except that Sublessor shall be responsible for paying “excess rental and other excess consideration” payments to Master Lessor with respect to this Sublease); and (xiv) Sublessor’s obligations under Paragraph 6 are limited to forwarding statements and refunds provided by Master Lessor, and Sublessee shall have no right to dispute or audit such statements.

Notwithstanding the foregoing, the following provisions of the Master Lease shall not be incorporated herein: The Preamble and definitions contained therein except the definitions of “Premises”, “Project”, and “Building”; Paragraph 1; Paragraph 2 (fourth sentence of the first paragraph, and the second and third paragraphs, only); Paragraphs 4, 5, 6, and 8; Paragraph 12 (second sentence and last two sentences of the first paragraph only); Paragraph 17 (eighth and ninth sentences of the first paragraph only); Paragraph 18 (second paragraph only); Paragraph 25 (fourth sentence only); Paragraph 36; Paragraph 37(c), 37(j) (first sentence only); Addendum 1; Addendum 2; Addendum 3; Exhibit D, Exhibit E (Form of Letter of Credit); Exhibit E (Preliminary Construction Proposal); Exhibit F; and Exhibit G. In addition, notwithstanding subpart (iii) above, references in the following provisions to “Landlord” shall mean Master Lessor only: Paragraphs 10, 11, 12 (the eleventh sentence only), 15, 16 and 37(o).

B.                  Assumption of Obligations. This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder. Sublessee hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease which are incorporated hereunder; and (ii) to perform all the obligations on the part of the “Tenant” to be performed under the terms of the Master Lease during the Sublease Term which are incorporated hereunder. In the event the Master Lease is terminated for any reason whatsoever, this Sublease shall terminate simultaneously with such termination. In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublessor and Sublessee, the provisions of this Sublease shall control. In the event of a conflict between the express provisions of this Sublease and the provisions of the Master Lease, as incorporated herein, the express provisions of this Sublease shall prevail.

23.           Conditions Precedent: This Sublease and Sublessor’s and Sublessee’s obligations hereunder are conditioned upon the written consent of Master Lessor, which Sublessor shall use reasonable efforts to obtain. If Sublessor fails to obtain Master Lessor’s consent within forty-five (45) days after execution of this Sublease by Sublessor, then Sublessor or Sublessee may terminate this Sublease within ten (10) days after such forty-five (45) -day period by giving the other party written notice thereof prior to the date such consent is received, and Sublessor shall return to Sublessee its payment of the first month’s Rent paid by Sublessee pursuant to Paragraph 4 hereof and the Security Deposit.

24.           Termination; Recapture: Notwithstanding anything to the contrary herein, Sublessee acknowledges that, under the Master Lease, both Master Lessor and Sublessor have certain termination and recapture rights, including, without limitation, in Paragraphs 15, 16, 17, and 30. Nothing herein shall prohibit Master Lessor or Sublessor from exercising any such rights and neither Master Lessor nor Sublessor shall have any liability to Sublessee as a result thereof. In the event Master Lessor or Sublessor exercise any such termination or recapture rights, this Sublease shall terminate without any liability to Master Lessor or Sublessor.

25.           Signage. Subject to the consent and approval of Master Lessor and the applicable terms and conditions of the Master Lease and any requirements of law, Sublessee shall be permitted to install the monument and building signage described in Paragraph 13 of the Master Lease, as incorporated herein, in accordance with the terms thereof. Cost and expense for installation and removal of such signage and any repair to the Building shall be borne by Sublessee.

26.           Parking. Subject to the terms of the Master Lease (including, but not limited to, Paragraph 14), Sublessee (as part of the Base Rent) shall have the right to use all of the parking spaces in the parking areas serving the Building at no additional charge.

27.           Sublessor’s Representations: Sublessor hereby represents that the Master Lease is in full force and effect, and there exists under the Master Lease no Event of Default by Sublessor or, to Sublessor’s current actual knowledge, a material default by Master Lessor.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLESSOR:		SUBLESSEE:

Aurora Innovation, Inc., a Delaware corporation		Archer Aviation, Inc. a Delaware corporation

By:	/s/ Chris Urmson	By:	/s/ Adam Goldstein

Name:	Chris Urmson	Name:	Adam Goldstein

Its:	CEO	Its:	Co-CEO

Address:		Address:

1880 Embarcadero Road		26989 Beaver Ln
Palo Alto, California 94303		Los Altos Hills, CA
Attn:

EXHIBIT A

MASTER LEASE

[attached]

LEASE AGREEMENT

THIS LEASE AGREEMENT is made this 13th day of March, 2018, between ECE Investment Company, LP, a California limited partnership (“Landlord”), and the Tenant named below.

Tenant:	Aurora Innovation, Inc., a Delaware corporation
Tenant’s Representative, Address, and Telephone:

Prior to the Commencement Date:

Aurora Innovation, Inc.

429 Acacia Avenue

Palo Alto, CA 94306

Attention: General Counsel

Phone: 650-503-4252

Email: legal@aurora.tech

After the Commencement Date: At the Premises

Premises:	The interior portion of the Building, containing approximately 18,025 rentable square feet, shown on the drawing attached hereto as Exhibit A, more commonly known as 1880 Embarcadero Road, Palo Alto, California 94303.
Project:	The project commonly known as 1880 Embarcadero Road consisting of the Premises, the Building and related outdoor parking, driveways and landscaping, situated on approximately 1.19 acres of land.
Building:	1880 Embarcadero Road Palo Alto, California 94303
Tenant’s Proportionate Share of Project:	100.00 % of the Project
Tenant’s Proportionate Share of Building:	100.00 % of the Building
Lease Term:	Beginning on the Commencement Date and ending on the last day of the sixtieth (60) full month following the Commencement Date.
Commencement Date:	Upon the earlier to occur of the date the Substantial Completion of the Premises (as defined in Addendum 3) or the date Tenant commences operations of its business in the Premises.
Initial Monthly Base Rent:	See Paragraph 4 and Addendum 1
Letter of Credit:	[*****]
Brokers:
Addenda:	1. Base Rent Adjustments 2. Renewal at Market 3. Landlord Construction Addendum

Exhibits:
	A.	Site Plan - Project
	B.	Space Plan - Premises
	C.	Premises Rules and Regulations
	D.	Commencement Date Certificate
	E.	Letter of Credit
	F.	Preliminary Construction Proposal
	G.	Landlord-Tenant Contribution Analysis
	H.	Preliminary Construction Schedule

1.            Granting Clause. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.

2.             Acceptance of Premises. Except as expressly provided in this Lease, Tenant shall accept the Premises in its “AS IS, WHERE IS AND WITH ALL FAULTS” condition as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants and restrictions. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises are suitable for Tenant’s intended purposes. In no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. The taking of possession of the Premises (other than pursuant to the Early Occupancy Period) shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord’s responsibility under Paragraph 10 and any punch list items agreed to in writing by Landlord and Tenant. No later than 10 days after written demand is made therefor by Landlord of Tenant (which demand shall not be made prior to the Commencement Date), Tenant shall execute and deliver to Landlord a Commencement Date Certificate in the form of Exhibit D attached to and hereby made a part of this Lease. Landlord represents and warrants that, as of the Commencement Date, no written notice has been received by Landlord of non-compliance with any Legal Requirements in connection with the Premises.

Landlord warrants that the mechanical, electrical, plumbing, heating, ventilating and air conditioning will be in good working order and the Premises and the Building shall be structurally sound and water tight on the Commencement Date; provided, however, that such warranty shall not be effective for any maintenance, repairs or replacements necessitated due to the misuse of, or damages caused by, Tenant, its employees, contractors, agents, subtenants, or invitees.

Subject to mutual execution of this Lease, Tenant’s payment of total monies due upon execution and Tenant’s delivery of the L-C required under Paragraph 5 below and the certificates evidencing the insurance required under Paragraph 10 below (collectively, the “Preliminary Conditions”), Landlord shall allow Tenant access to the Premises, no earlier than fifteen (15) days prior to the Commencement Date (the “Early Occupancy Period”), solely for the purpose of installing Tenant’s furniture, fixtures and equipment in the Premises. Prior to the Early Occupancy Period, but subject to satisfaction of the Preliminary Conditions, Landlord shall additionally permit Tenant to visit the Premises (along with its architects, space planners and designers) for design and planning purposes only, upon not less than twenty-four (24) prior written notice (which notice may be sent by email to Rich Harris at Newport Venture Capital at rharris@newportvc.com). In connection with the Earl Occupancy Period and any Tenant access to the Premises prior to the Commencement Date permitted under this paragraph, Tenant shall use commercially reasonable efforts not to interfere with the completion of construction of the Initial Improvements (as defined in Addendum 3) or cause any labor dispute as a result of such installations, and Tenant hereby agrees to indemnify, defend, and hold Landlord harmless from any loss or damage to such property, and all liability, loss, or damage arising from any injury to the Premises or the property of Landlord, its contractors, subcontractors, or materialmen, and any death or personal injury to any person or persons arising out of such installations, unless any such loss, damage, liability, death, or personal injury was caused by Landlord’s (or its employees’) negligence or willful misconduct. During the Early Occupancy Period and any early Tenant access occurring prior to the Commencement Date, Tenant shall be bound by its obligations under this Lease, but shall not be obligated to pay Base Rent or Operating Expenses payable by Tenant to Landlord as set forth in this Lease.

3.           Use. The Premises shall be used only for research, development, general office, and legally related uses necessary or incidental thereto. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any tenants of the Project. Tenant shall be permitted to have outside storage in the parking areas so long as Tenant complies with all Legal Requirements, any such storage areas do not eliminate parking required by code and are screened in a manner reasonable acceptable to Landlord so that the contents therein are not visible from the street. Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, the “Legal Requirements”). The Premises shall not be used as a place of public accommodation under the Americans with Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. In the event that Landlord receives written notice from a governmental authority that the Premises is not in compliance with applicable Legal Requirements existing as of the Commencement Date of this Lease and such non-compliance is not related to Tenant’s specific use of the Premises or Tenant-Made Alterations to the Premises performed by Tenant, Landlord shall make such modifications as may be required by order or directive of applicable governmental authority in order to bring the Premises into compliance with applicable Legal Requirements as of the date of this Lease without cost or expense to Tenant and without including such cost or expense as an Operating Expense. Furthermore, in the event Landlord receives notice that the Premises is not in compliance with applicable Legal Requirements which come into effect after the Commencement Date of this Lease and such non-compliance is not related to Tenant’s specific use of the Premises or Tenant-Made Alterations to the Premises performed by Tenant, Landlord shall make such modifications as may be required by order or directive of applicable governmental authority in order to bring the Premises into compliance with applicable Legal Requirements which shall be chargeable to Tenant as an Operating Expense (subject to amortization pursuant to Paragraph 6 below). Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant’s specific use or occupation of the Premises (but not research, development or office use in general) and in connection with any Tenant-Made Alterations or Tenant requests for governmental permits or approvals. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits or the disallowance of the existing roof warranty. If any increase in the cost of any insurance on the Premises is caused by Tenant’s specific use or occupation of the Premises (but not warehouse, research, development or office use in general), or because Tenant vacates the Premises prior to the end of the Term, then Tenant shall pay the amount of such increase to Landlord.

4.             Base Rent. Tenant shall pay Base Rent in the amount set forth on Page 1 of this Lease. The first month’s Base Rent shall be due and payable on the date hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated based on the actual number of days in the applicable calendar month. All payments required to be made by Tenant to Landlord hereunder (or to such other party as Landlord may from time to time specify in writing) shall be made by check or by Electronic Fund Transfer (“EFT”) of immediately available federal funds before 11:00 a.m., Pacific Time at such place, within the continental United States, as Landlord may from time to time designate to Tenant in writing. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease. If Tenant is delinquent in any monthly installment of Base Rent or of estimated Operating Expenses (as hereinafter defined) for more than 5 days, Tenant shall pay to Landlord on demand a late charge equal to 5 percent (5%) of such delinquent sum; provided, however, for the first such late payment per twelve (12) month period, no late charge shall be assessed unless such failure continues for five (5) days after written notice thereof. The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as a penalty.

5.             Letter of Credit. Tenant shall deliver to Landlord within ten (10) business days after the mutual execution and delivery of this Lease, an unconditional, clean, irrevocable letter of credit (the “L-C”) in the initial amount of [*****] (the “L-C Amount”), which L-C shall be issued by a money-center bank (a bank which accepts deposits, maintains accounts, has a local Palo Alto office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord, with a short term Fitch Rating currency rating which is not less than “F2”, and a long term Fitch Rating currency rating which is not less than “BBB+” (an “Approved Bank”). The L-C shall be in a form and content as set forth in Exhibit E attached hereto and incorporated by this reference herein. The L-C shall either provide that it does not expire until sixty (60) days following the end of the Term or, if it is for less than the full Term of the Lease, shall be renewed by Tenant at least sixty (60) days prior to its expiration during the Term of the Lease and the final expiration date shall not occur until sixty (60) days after the expiration of the Term of the Lease. Tenant shall pay all expenses, points and/or fees incurred in obtaining, renewing, amending, transferring or drawing upon the L-C. Tenant and Landlord (a) acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”), (b) acknowledge and agree that the L-C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws.

Landlord shall have the immediate right to draw upon the L-C, in whole or in part, at any time and from time to time: (i) upon the occurrence of any facts or circumstances which would constitute a default by Tenant under this Lease, after the expiration of any and all applicable notice and cure periods set forth herein for such default, (ii) if Tenant files a voluntary petition, an involuntary petition is filed against Tenant by an entity other than Tenant, under any chapter of the Federal Bankruptcy Code, or Tenant executes an assignment for the benefit of creditors, (iii) if Tenant fails to renew the L-C at least sixty (60) days before its expiration or (iv) if Tenant fails to transfer the L-C to Landlord’s successors or any lender holding a security instrument against the Property within ten (10) days following Landlord’s written request to do so. No condition or term of this Lease shall be deemed to render the L-C conditional, thereby justifying the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner. The L-C and its proceeds shall constitute Landlord’s sole and separate property (and not Tenant’s property or, in the event of a bankruptcy filing by or against Tenant, property of Tenant’s bankruptcy estate) and Landlord may immediately upon any draw (and without notice to Tenant) apply or offset the proceeds of the L-C: (i) against any amounts payable by Tenant under this Lease that are not paid when due, after the expiration of any applicable notice and cure period; (ii) against all losses and damages that Landlord has suffered or may reasonably estimate that it may suffer as a result of any default by Tenant under this Lease, including any damages arising under Section 1951.2 of the California Civil Code for rent due following termination of this Lease; (iii) against any costs incurred by Landlord in connection with this Lease (including attorneys’ fees); (iv) against any other amount that Landlord may spend or become obligated to spend by reason of Tenant’s default under this Lease but in no event in excess of amounts to which the Landlord would be entitled under the law and (v) against any amount for which Landlord could apply a security deposit in accordance with the Lease. Landlord may apply the proceeds of the L-C in any order Landlord shall elect, notwithstanding the numerical order of application contained in the immediately preceding sentence. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not (a) prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the L-C, nor (b) operate as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the L-C is drawn upon, Tenant shall, within five (5) days after written demand therefor, reinstate the L-C to the amount then required under this Lease, and Tenant’s failure to do so shall be a default under this Lease. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Property and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the L-C to the transferee or mortgagee, and in the event of such transfer, Tenant shall look solely to such transferee or mortgagee for the return of the L-C. The L-C shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.

Provided Tenant has performed all of its obligations under this Lease, Landlord agrees to return the L-C to Tenant within sixty (60) days following the expiration of the Term, including any extensions thereto, and pay the amount of any proceeds of the L-C received by Landlord and not applied as allowed above; provided, however, that if, prior to the expiration of the Term, including any extensions thereto, a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors other than Landlord, under the Federal Bankruptcy Code, or Tenant executes an assignment for the benefit of creditors, then Landlord shall not be obligated to return the L-C or any proceeds of the L-C until all statutes of limitations for any preference avoidance statutes applicable to such bankruptcy or assignment for the benefit of creditors have elapsed or the bankruptcy court or assignee, whichever is applicable, has executed a binding release releasing the Landlord of any and all liability for preferential transfers relating to payments made under this Lease, and Landlord may retain and offset against any remaining L-C proceeds the full amount Landlord is required to pay to any third party on account of preferential transfers relating to this Lease.

6.             Operating Expense Payments. During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12th of the annual cost, as estimated by Landlord from time to time, of Tenant’s Proportionate Share (hereinafter defined) of Operating Expenses for the Project. Payments thereof for any fractional calendar month shall be prorated on the basis of the actual number of days in such calendar month. The term “Operating Expenses” means all costs and expenses incurred by Landlord during the Term with respect to the ownership, maintenance, repair, replacement and operation of the Premises and the Project including, but not limited to costs of: (i) Taxes (hereinafter defined) and reasonable fees payable to tax consultants and attorneys for consultation and contesting taxes; (ii) insurance; (iii) utilities; (iv) maintenance, repair and/or replacement of the Project, including without limitation, paving and parking areas, roads, non-structural components of the roofs (including the roof membrane), alleys, and driveways, mowing, landscaping, snow removal, exterior painting, utility lines and exterior lighting (but excluding any maintenance, repairs or replacements under this Lease which Landlord is obligated to perform at its sole cost and expense); (v) maintenance, repair and/or replacement of mechanical and building systems serving the Premises including, but not limited to, electrical, lighting, plumbing, heating, ventilating and air conditioning systems (including, without limitation, amounts paid under any service contracts for maintaining the same); (vi) amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; (vii) charges or assessments of any association to which the Project is subject; (viii) property management fees payable to a property manager (with Tenant’s Proportionate Share not to exceed 3 percent of the total amount of Base Rent and Operating Expenses payable by Tenant hereunder), including any affiliate of Landlord; security services, if any; (ix) trash collection, sweeping and removal; and (x) additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or that are appropriate to the continued operation of the Project or the Building as a commercial/industrial building in the market area; provided, however, that the cost of capital repairs, replacements, additions or alterations that are required to be or otherwise customarily capitalized for federal income tax purposes shall be amortized on a straight-line basis for a period equal to the useful life thereof for federal income tax purposes and Tenant shall be only obligated to pay in equal monthly installments that portion attributable the remaining term of this Lease (including any renewals or extensions thereof).

Operating Expenses do not include (a) debt service under mortgages or ground rent under ground leases; (b) leasing commissions, attorneys’ fees, or the costs of marketing, leasing and renovating space for tenants; (c) repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the design, materials or workmanship of the Premises, the Building or the Project; (d) costs of repairs, restoration, replacements or other work occasioned by (i) fire, windstorm or other casualty (including the costs of any deductibles paid by Landlord) and either (aa) payable (whether paid or not) by insurance required to be carried by Landlord under this Lease, or (bb) otherwise paid by insurance then in effect obtained by Landlord, or (ii) the adjudicated negligence or adjudicated intentional tort of Landlord, or any representative, employee or agent of Landlord; (e) costs incurred (less costs of recovery) for any items to the extent such amounts are, in Landlord’s reasonable judgment, recoverable by Landlord under a manufacturer’s, materialman’s, vendor’s or contractor’s warranty; (f) non-cash items, such as deductions for depreciation and amortization of the Premises, the Building or the Project and the Premises, the Building or the Project equipment, or interest on capital invested; (g) legal fees, accountants’ fees and other expenses incurred in connection with disputes with other tenants or occupants of the Premises, the Building or the Project or associated with the enforcement of any lease or defense of Landlord’s title to or interest in the Premises, the Building or the Project or any part thereof; (h) costs incurred due to violation by Landlord of the terms and conditions of this Lease; (i) the cost of any service provided to Tenant for which Landlord is entitled to be reimbursed; (j) charitable or political contributions; (k) interest, penalties or other costs arising out of Landlord’s failure to make timely payments of its obligations; (l) costs, expenses, depreciation or amortization for repairs and replacements required to be made by Landlord under Paragraph 10 of this Lease; (m) any reserves for bad debts or for future improvements, repairs or additions; (n) the expense of removing, abating or remediating Hazardous Materials not caused by Tenant or any party under Tenant’s direction or control; (o) Landlord’s general corporate overhead and all general administrative overhead expenses for services not specifically performed for the Building; (p) overhead profit increments paid to Landlord’s subsidiaries or affiliates for management or other services on or to the Premises, Building or Project or for supplies or other materials, in each case to the extent that the cost of such services, supplies or materials materially exceeds the cost that would have been paid had such services, supplies or materials been provided by unaffiliated parties on a competitive basis; and (q) salaries of executives of Landlord above the level of senior property manager. Landlord shall not collect in excess of one hundred percent (100%) of all of Operating Expenses, and none of the costs and expense of the Initial Improvements pursuant to Addendum 3 shall be included in Operating Expenses. Landlord shall not recover, through Operating Expenses, any item of cost or expense more than once.

If Tenant’s total payments of Operating Expenses for any year are less than Tenant’s Proportionate Share of Operating Expenses for such year, then Tenant shall pay the difference to Landlord within 30 days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant’s next payments (or if the Lease Term has ended, then paid to Tenant within thirty (30) days after reconciliation). For purposes of calculating Tenant’s Proportionate Share of Operating Expenses, a year shall mean a calendar year except the last year, which shall end on the expiration of this Lease. For purposes of calculating Operating Expenses for the last year of the Lease Term, Operating Expenses for the Base Year shall be reduced proportionately based upon the number of days that this Lease is in effect during such last year. With respect to Operating Expenses which Landlord allocates to the entire Project, Tenant’s “Proportionate Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Proportionate Share of the Project; and, with respect to Operating Expenses which Landlord allocates only to the Building, Tenant’s “Proportionate Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Proportionate Share of the Building.

No later than 90 days following the first day of each calendar year during the Lease Term, Landlord shall deliver to Tenant an Operating Expense Reconciliation Invoice (“Invoice”) and an Operating Expense Summary Report listing the Operating Expenses for the prior year of the Lease Term (“Report”). Provided (x) no Event of Default exists under this Lease, and (y) no payments of Base Rent, Operating Expenses, or other amounts due under the Lease are outstanding, , Tenant, at its sole cost and expense, shall have the right to examine property invoices evidencing such costs and expenses as provided in the Invoice and Report. Such review of Landlord’s property invoices may occur not more than once per year at Landlord’s local market office during reasonable business hours. Landlord agrees to make the property invoices pertaining to the applicable Invoice and Report, a copier and conference room available to Tenant for a period not to exceed one week to examine such property invoices. In the event Tenant desires to exercise the foregoing right, Tenant shall deliver written notice of Tenant’s intent to review the property invoices, no later than thirty (30) days following Tenant’s receipt of the Invoice and Report. Time is of the essence with regards to the delivery of such notice. Upon Landlord’s receipt of Tenant’s notice, Landlord and Tenant shall work in good faith to schedule a time and date for such property invoice examination which shall be acceptable to both parties. In the event that Tenant accurately determines that the Invoice and Report contain an error to the detriment of Tenant, Landlord shall immediately provide a revised Invoice and Report to Tenant. If Tenant has already paid the Invoice, Landlord will provide a credit against Tenant’s obligations to pay Base Rent the amount overpaid by Tenant; and if it is determined that Landlord overcharged Tenant by more than five percent (5%), then Landlord shall reimburse Tenant the Tenant’s actual, out-of-pocket cost of such review, not to exceed $2,500.00. Tenant shall keep any information gained from such examination confidential and shall not disclose it to any other party, except as required by law. If requested by Landlord, Tenant shall be required to sign a confidentiality agreement as a condition of Landlord making Landlord’s invoices available for inspection. Notwithstanding anything contained herein to the contrary, in no event shall Tenant retain any person paid on a contingency fee basis to act on behalf of Tenant with regards to the forgoing rights to review the property invoices and Landlord shall have no obligation to allow any such representative paid on a contingency fee basis access to Landlord’s records. Notwithstanding anything contained in this Lease to the contrary, Tenant hereby agrees that Tenant’s sole remedy pertaining to an error in the Invoice or Report shall be for the recovery from Landlord an amount equal to the amount overpaid by Tenant, and Tenant hereby waives any right to terminate this Lease as a result of any such error in the Invoice or Report which Tenant may have under law or equity.

7.             Utilities. Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant’s use of the Premises. Tenant shall pay its share of all charges for jointly metered utilities, if any, based upon consumption, as reasonably determined by Landlord. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent.

8.             Taxes. Landlord shall pay all taxes, assessments and governmental charges (collectively referred to as “Taxes”) that accrue against the Project during the Lease Term, which shall be included as part of the Operating Expenses charged to Tenant. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, use, margin, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such tax or excise is levied or assessed directly against Tenant or results from any Tenant-Made Alterations (defined below), then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant. Taxes under this Paragraph shall include, without limitation, all increases resulting from any “change in ownership” under California Revenue and Taxation Code Section 60 et seq.

Notwithstanding any contrary provision hereof, Taxes shall exclude (i) all excess profits taxes (unless imposed on rents owed, paid or received), franchise taxes (unless imposed on rents owed, paid or received), documentary transfer taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) Taxes on tenant improvements in any space in the Building (other than those in the Premises) based upon an assessed lease (other than this Lease) in excess of the assessed level for which Tenant is individually responsible under this Lease, and (iii) any other taxes or assessments charged or levied against Landlord which are not directly incurred as a result of the operation of the Building or Project.

If at such time Landlord is not already in the process of doing so and provided that there is not an Event of Default of Tenant, Tenant shall have the right to contest the amount or validity, or to seek a reduction or refund, in whole or in part, of any Taxes by appropriate proceedings. Tenant’s rights under this Paragraph shall include, without limitation, the right to file and pursue proceedings for a “Proposition 8” reduction to the Taxes. Any refund or reduction of any Taxes, penalties or interest pertaining to Taxes, after deducting therefrom any fees paid to independent third party consultants engaged to obtain any reduction in assessments and refunds shall be allocated between Landlord and Tenant and the portion of any refund pertaining to the Premises and accruing during the Lease Term shall be paid to Tenant. Tenant shall defend, hold harmless and indemnify Landlord from and against any and all liabilities, suits, losses and expenses (including reasonable attorneys’ fees) resulting from Tenant’s contest. Landlord shall reasonably cooperate with Tenant in pursuing the contest.

9.             Insurance. Landlord shall maintain all risk or special form property insurance covering the full replacement cost of the Building and commercial general liability insurance on the Project in forms and amounts customary for properties substantially similar to the Project (but in no event less than coverage providing, on an occurrence basis, for a minimum combined single limit of $2,000,000), subject to commercially reasonable deductibles. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including but not limited to, rent loss insurance. All such insurance shall be included as part of the Operating Expenses charged to Tenant. The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the total insurance cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s specific and unique use of the Premises (but not including general warehouse or office use) or as a result of any Tenant-Made Alterations.

Tenant, at its expense, shall maintain during the Lease Term the following insurance, at Tenant’s sole cost and expense: (1) commercial general liability insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $2,000,000; (2) all risk or special form property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant; (3) workers’ compensation insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute and shall include a waiver of subrogation in favor of Landlord; (4) employers liability insurance of at least $1,000,000, (5) business automobile liability insurance having a combined single limit of not less than $2,000,000 per occurrence insuring Tenant against liability arising out of the ownership maintenance or use of any owned, hired or nonowned automobiles, and (6) business interruption insurance with a limit of liability representing loss of at least approximately 6 months of income. The foregoing coverage limits in excess of $1,000,000 may be reached by combining the auto and/or general liability policy limit with the Tenant’s umbrella policy limits. For example, the Tenant shall be permitted to have a general/automobile liability policy with a $1,000,000 limit per occurrence and a $1,000,000 umbrella limit. Any company writing any of Tenant’s insurance shall have an A.M. Best rating of not less than A-VIII and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). All commercial general liability insurance policies shall name Tenant as a named insured and Landlord, its property manager, and other designees of Landlord as the interest of such designees shall appear, as additional insureds. The limits and types of insurance maintained by Tenant shall not limit Tenant’s liability under this Lease. Tenant shall provide Landlord with certificates of such insurance as required under this Lease prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises, and thereafter upon renewals at least 15 days prior to the expiration of the insurance coverage. Acceptance by Landlord of delivery of any certificates of insurance does not constitute approval or agreement by Landlord that the insurance requirements of this Paragraph have been met, and failure of Landlord to identify a deficiency from evidence provided will not be construed as a waiver of Tenant’s obligation to maintain such insurance. In the event any of the insurance policies required to be carried by Tenant under this Lease shall be cancelled prior to the expiration date of such policy, or if Tenant receives notice of any cancellation of such insurance policies from the insurer prior to the expiration date of such policy, Tenant shall: (a) immediately deliver notice to Landlord that such insurance has been, or is to be, cancelled, (b) shall promptly replace such insurance policy in order to assure no lapse of coverage shall occur, and (c) shall deliver to Landlord a certificate of insurance for such policy. The insurance required to be maintained by Tenant hereunder are only Landlord’s minimum insurance requirements and Tenant agrees and understands that such insurance requirements may not be sufficient to fully meet Tenant’s insurance needs

The all-risk or special form property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk coverable by all risk or special form property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a party to insure its property shall not void this waiver. Tenant and its agents, employees and contractors shall not be liable for, and Landlord hereby waives all claims against such parties for losses resulting from an interruption of Landlord’s business, or any person claiming through Landlord, resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Tenant or its agents, employees or contractors. Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for losses resulting from an interruption of Tenant’s business, or any person claiming through Tenant, resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord or its agents, employees or contractors.

10.           Landlord’s Repairs. Landlord shall maintain and repair (including, without limitation replacement when required), at its sole expense and without pass through as an Operating Expense, the structural soundness of the roof (which does not include the roof membrane), the structural soundness of the foundation, the structural soundness of the exterior walls and all load-bearing walls of the Building in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents and contractors excluded. The term “walls” as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries. Notwithstanding anything herein to the contrary, during the original Lease Term (not including any renewals or extension thereof), Landlord shall not pass through as Operating Expenses any replacements costs of the roof (including, without limitation, the roof membrane and the downspouts), unless the actions of Tenant or its agents or employees cause the need for replacement.

Landlord, at Tenant’s expense as an Operating Expense under Paragraph 6, shall maintain in good repair and condition (i) the parking areas and other exterior areas of the Project, including, but not limited to paving and parking areas, roads, alleys, and driveways, landscaping, exterior painting, non-structural components of the roof (including the roof membrane), utility lines and exterior lighting; and (ii) the mechanical and building systems of the Building including, but not limited to, electrical, lighting, plumbing, heating, ventilating and air conditioning systems. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair.

11.            Tenant’s Repairs. Subject to Landlord’s obligation in Paragraphs 6 and 10 and subject to Paragraphs 9 and 15 and as otherwise expressly provide in this Lease, Tenant, at its expense, shall repair, replace (as needed) and maintain in good condition all interior, non-structural portions of the Premises and all entries, doors, ceilings, windows, interior walls, the interior side of demising walls and Tenant-Made Alterations (including, without limitation, any additional heating, ventilation and air conditioning systems installed by Tenant). If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may give Tenant notice to do such acts as a reasonably required to fulfill Tenant’s obligations under this Paragraph 11 and, if Tenant thereafter fails to promptly commence such work and diligently prosecute it to completion, then Landlord may perform such work and be reimbursed by Tenant within 30 days after demand therefor. Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees.

12.            Tenant-Made Alterations and Trade Fixtures. Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises (“Tenant-Made Alterations”), which are interior, non-structural Tenant-Made Alterations, the cost of which exceeds $50,000 in each instance (or exceeds $100,000 in the aggregate in any 12-month period under the Lease), shall be subject to Landlord’s prior written consent, not to be unreasonably withheld, delayed or conditioned provided that such alteration does not materially affect the structure or the roof of the Building, modify the exterior of the Building, or modify the utility or mechanical systems of the Project. Tenant shall have the right to perform interior, non-structural Tenant-Made Alterations, the cost of which does not exceed $50,000 in each instance (and does not exceeds $100,000 in the aggregate in any 12-month period under the Lease), without obtaining Landlord’s prior written consent, by providing a written notice of such Tenant-Made Alterations to Landlord containing sufficient and complete information regarding such Tenant-Made Alterations, provided that such alteration does not materially affect the structure or the roof of the Building, modify the exterior of the Building, or modify the utility or mechanical systems of the Building. Tenant shall not perform structural Tenant-Made Alterations without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole and absolute discretion. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations. All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval. Landlord may monitor construction of the Tenant-Made Alterations. Tenant shall reimburse Landlord for its reasonable and actual out of pocket 3rd party costs in reviewing plans and specifications and in monitoring construction, not to exceed $2,500.00. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Tenant shall provide Landlord with the identities and mailing addresses of all general contractors and major subcontractors performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. For work which costs in excess of $50,000, Landlord may condition its consent upon Tenant either (i) providing a lien and completion bond in an amount equal to one hundred and fifty (150%) of the estimated cost of such Tenant-Made Alteration or (ii) temporarily increasing the L-C Amount during the performance of the work by an amount equal to one hundred and fifty (150%) of the estimated cost of such Tenant-Made Alteration through and until such time as the Tenant provides to Landlord satisfactory evidence of payment for the work in full and lien-free completion. Tenant shall provide certificates of insurance for worker’s compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all general contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors. Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord’s property, except to the extent Landlord requires removal at Tenant’s expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord’s consent to any Tenant-Made Alterations. Upon Tenant’s written request, Landlord shall provide Tenant, at the time of Tenant’s request for approval of Tenant-Made Alterations, a list of which Tenant-Made Alterations Landlord will require Tenant to remove upon surrender of the Premises. Tenant shall not be required to remove at surrender any of the Initial Improvements, except for (i) removing the specialty exhaust system and gas heater located in the interior garage area, and (ii) preparing the floor of the interior garage area for the installation of carpet tile, for which tasks Tenant shall be responsible for the costs in an aggregate amount not to exceed Nineteen Thousand Five Hundred Dollars ($19,500), and any costs in excess of $19,500 shall be the responsibility of Landlord; provided, however, that such limitation shall not be construed to limit Tenant’s liability for any damage caused by Tenant. Tenant shall repair any damage caused by the removal of such Initial Improvements and Tenant-Made Alterations upon surrender of the Premises.

Tenant, at its own cost and expense and without Landlord’s prior approval, may erect such shelves, racking, bins, machinery and trade fixtures (collectively “Trade Fixtures”) in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord’s requirements set forth above. Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal upon surrender of the Premises.

13.            Signs. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion; provided however, Tenant, at its sole cost and expense shall have the right to install name identification signage and its corporate logo on the existing monument sign, at the main entrance to the Premises, and maximum signage on the Building exterior at locations mutually agreed upon by Landlord and Tenant based on the signage approved by Landlord (which approval shall not be unreasonably withheld) and in compliance with all Legal Requirements. Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. Except as provided herein, all signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord’s approval and conform in all respects to Landlord’s requirements.

14.            Parking. Tenant shall be entitled, at no additional charge, to Tenant’s Proportionate Share of Building parking areas, which as of the date of this Lease is 100 percent of the available parking. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties and makes no representations or warranties that the available parking is sufficient for Tenant’s use of Premises.

15.            Restoration. If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within 60 days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed 6 months, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than 30 days after Landlord’s notice. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take 6 months or less, Landlord shall promptly restore the Premises excluding the improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events (as defined in Paragraph 33). Tenant at Tenant’s expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair such damage. Base Rent and Operating Expenses shall be abated for the period of repair and restoration commencing on the date of such casualty event in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

Notwithstanding the terms and conditions of this Paragraph 15, if the Premises are not restored by Landlord on, or prior to, the date which is the later of 9 months of the date of the casualty event (subject to Force Majeure and Tenant-caused delays) or 9 months after the date Landlord estimated completion of the restoration as described above (subject to Force Majeure and Tenant-caused delays), Tenant may terminate the Lease upon thirty (30) days written notice to Landlord; provided, however, if Landlord completes the restoration in said thirty (30) day notice period, Tenant’s notice of termination shall be null and void and this Lease shall continue in full force and effect.

16.            Condemnation. If any part of the Premises or the Project should be taken for any public or quasi public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would materially interfere with or impair Landlord’s ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of said date. In the event (i) more than thirty percent (30%) of the Premises is involved in a Taking as described in this Paragraph 16, or (ii) more than thirty percent (30%) of the parking spaces for the Building are Taken and not replaced by Landlord with other parking spaces in the Project proximate to the Building, and in either case the Taking, in Tenant’s reasonable judgment, would materially interfere with or impair Tenant’s operations at the Premises, then in any such event Tenant shall have the right to terminate this Lease by giving written notice of termination to Landlord within thirty (30) days of such Taking. If a part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s Trade Fixtures, if a separate award for such items is made to Tenant.

17.            Assignment and Subletting. Without Landlord’s prior written consent, which shall not be unreasonably withheld conditioned or delayed beyond twenty (20) business days after receipt of notice from Tenant requesting consent and accompanied by such documentation and information as shall enable Landlord to evaluate the request, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. It shall be reasonable for the Landlord to withhold, delay or condition its consent, where required, to any assignment or sublease in any of the following instances: (i) the assignee or the sublessee of more than fifty percent (50%) of the Premises does not have the credit, net worth or liquidity necessary, in Landlord’s reasonable opinion, to fulfill the obligations of Tenant under this Lease; (ii) occupancy of the Premises by the assignee or sublessee would, in Landlord’s reasonable opinion, violate any agreement binding upon Landlord or the Project with regard to the identity of tenants, usage in the Project, or similar matters; (iii) the identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Project; (iv) in the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease. The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. Tenant shall provide to Landlord all information concerning the assignee or sublessee as Landlord may reasonably request. Landlord may revoke its consent immediately and without notice if, as of the effective date of the assignment or sublease, there has occurred and is continuing any Event of Default periods under this Lease. For purposes of this paragraph, a transfer of 50% or more of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to (i) any entity controlling Tenant, controlled by Tenant or under common control with Tenant; (ii) any corporation or other entity resulting from the merger or consolidation of Tenant where the resulting Tenant entity maintains a post transfer tangible net worth equal to or greater than Tenant’s immediately prior to such assignment or sublease or the tangible net worth of the Tenant at the time it executed the Lease; or (iii) any corporation, partnership or other entity, or person which acquires all or substantially all of the assets of Tenant where the resulting Tenant entity maintains a post transfer tangible net worth equal to or greater than Tenant’s immediately prior to such assignment or sublease or the tangible net worth of the Tenant at the time it executed the Lease (each a “Permitted Transferee”), without the prior written consent of Landlord. Tenant hereby agrees to give Landlord written notice ten (10) days prior to such merger, consolidation, or transfer of assets along with any documentation reasonably requested by Landlord related to the required conditions as provided above. Tenant shall reimburse Landlord for all of Landlord’s reasonable third party out-of-pocket expenses in connection with any assignment or sublease, not to exceed $2,500.00. This Lease shall be binding upon Tenant and its successors and permitted assigns. Upon Landlord’s receipt of Tenant’s written notice of a desire to assign or sublet more than 50 percent of the Premises (other than to a Tenant Affiliate or pursuant to a Permitted Transfer), Landlord may, by giving written notice to Tenant within 30 days after receipt of Tenant’s notice, terminate this Lease with respect to the space described in Tenant’s notice, as of the date specified in Tenant’s notice for the commencement of the proposed assignment or sublease. Tenant may withdraw its notice to sublease or assign by notifying Landlord within 10 days after Landlord has given Tenant notice of such termination, in which case the Lease shall not terminate but shall continue.

Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such assignments or sublettings). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder 50% such excess rental and other excess consideration, after first deducting the customary and reasonable cost of any real estate commissions, attorneys’ fees, Landlord approved tenant improvements, credit for free rent and other inducement costs incurred in connection with such assignment or sublease, within 10 days following receipt thereof by Tenant; provided in the event of a sublease which is less than 100% of the Premises such excess rental and other consideration shall be applied on a square foot basis.

If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant’s leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon an Event of Default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

18.            Indemnification. Except for the negligence or willful misconduct of Landlord, its agents, employees or contractors, and to the extent permitted by law, Tenant agrees to indemnify, defend and hold harmless Landlord, and Landlord’s agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder shall not be deemed to limit Tenant’s obligations under this Paragraph 18.

Except for the negligence or willful misconduct of Tenant, its agents, employees or contractors, and to the extent permitted by law, Landlord agrees to indemnify, defend and hold harmless Tenant, and Tenant’s agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys’ fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from any activity, work, or thing done, permitted or suffered by Landlord in or about the Project and arising from any other act or omission of Landlord, its assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder shall not be deemed to limit Landlord’s obligations under this Paragraph 18.

If a claim under the foregoing indemnity is made against the indemnitee which the indemnitee believes to be covered by an indemnitor’s indemnification obligations hereunder, the indemnitee shall promptly notify the indemnitor of the claim and, in such notice shall offer to the indemnitor the opportunity to assume the defense of the claim within 10 business days after receipt of the notice (with counsel reasonably acceptable to the indemnitee). If the indemnitor timely elects to assume the defense of the claim, the indemnitor shall have the right to settle the claim on any terms it considers reasonable and without the indemnitee’s prior written consent, as long as the settlement shall not require the indemnitee to render any performance or pay any consideration, and the indemnitee shall not have the right to settle any such claim. If the indemnitor fails timely to elect to assume the defense of the claim or fails to defend the claim with diligence, then the indemnitee shall have the right to take over the defense of the claim and to settle the claim on any terms the indemnitee considers reasonable. Any such settlement shall be valid as against the indemnitor. If the indemnitor assumes the defense of a claim, the indemnitee may employ its own counsel but such employment shall be at the sole expense of the indemnitee. If any such claim arises out of the negligence of both Landlord and Tenant, responsibility for such claim shall be allocated between Landlord and Tenant based on their respective degrees of negligence.

This indemnity does not cover claims arising from the presence or release of Hazardous Materials.

19.            Inspection and Access. After providing Tenant with written notice of its intent to enter the Premises for the purposes stated below, Landlord and its agents, representatives, and contractors may enter the Premises at reasonable times no earlier than twenty-four (24) hours (except in the case of an emergency) after such notice for the purpose inspecting the Premises, making such repairs as may be required or permitted pursuant to this Lease, or showing the Premises to prospective purchasers or lenders. Landlord and Landlord’s representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers and, during the last 9 months of the Lease Term, to prospective tenants. Landlord may erect a suitable sign on the Premises stating the Premises are available to let, during the last 9 months of the Lease Term, or that the Project is available for sale. Landlord may grant easements, make public dedications, designate and modify common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation, modification or restriction materially interferes with Tenant’s access, use or occupancy of the Premises. At Landlord’s request, Tenant shall execute commercially reasonable instruments as may be necessary for such easements, dedications or restrictions.

20.            Quiet Enjoyment. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord. Subject to Legal Requirements and Landlord’s remedies following an Event of Default, Tenant shall have access to the Premises 24 hours a day, 7 days a week.

21.            Surrender. Upon termination of the Lease Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received ordinary wear and tear, casualty loss and condemnation covered by Paragraphs 15 and 16 excepted (and without any obligation to deliver the HVAC systems in working condition unless replaced by Tenant) and otherwise in accordance with requirements set forth in herein. Without limiting the foregoing, Tenant shall remove any odor which may exist in the Premises resulting from Tenant’s occupancy of the Premises upon the termination of the Lease Term or earlier termination of Tenant’s right of possession. Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and all obligations concerning the condition and repair of the Premises. Without limiting Tenant’s obligations under the Lease, Tenant acknowledges that it shall have the affirmative obligation to remove all racking and floor striping from the Premises by or before the expiration or earlier termination of the Lease Term and shall clean all resulting holes and shall fill the same with epoxy flush to the floor’s surface. Additionally, without limiting Tenant’s obligations under the Lease, Tenant acknowledges that it shall have the affirmative obligation to cause all office, warehouse, emergency and exit lights to be fully operational with all bulbs and ballasts functioning; all truck doors, service doors, roll up doors and dock levelers serviced and placed in good operating order (including replacement of any dented truck door panels and adjustment of door tension to insure proper operation, with all door panels that have been replaced painted to match the building standard); dock seals/dock bumpers to be free of tears and broken backboards; all structural steel columns in the warehouse and office to be inspected for damage, with repairs of this nature pre-approved by Landlord prior to implementation; sheetrock (drywall) damage to be patched and fire-taped so that there are no holes in either office or warehouse; walls, carpet and vinyl tiles to be in a clean condition without any holes or chips in them (Landlord will accept normal wear on these items provided they appear to be in a maintained condition); any Tenant-installed equipment to be removed from the roof and roof penetrations properly repaired by licensed roofing contractor approved by Landlord; all exterior signs to be removed and holes patched and paint touched-up as necessary; and all electrical and plumbing equipment to be returned in good condition and repair and conforming to code. Any Trade Fixtures, Tenant-Made Alterations required to be removed by Tenant pursuant to this Lease and all property not removed within ten (10) days of the expiration or earlier termination of this Lease shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property. The foregoing shall not be construed to limit Landlord’s other remedies in connection with Tenant’s failure to meet its removal and surrender obligations under this Lease. Upon Tenant’s request prior to the expiration or termination of the Lease Term, Landlord shall conduct an inspection of the Premises to identify for Tenant any Tenant maintenance, repair or replacement obligations to the extent they are visually identifiable by Landlord during such inspection. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and all obligations concerning the condition and repair of the Premises.

22.            Holding Over. If Tenant retains possession of the Premises after the expiration or earlier termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount determined as follows: The product of the last month’s Base Rent in effect prior to the expiration or termination date of the Lease Term, and a percentage multiplier of one hundred and fifty percent (150%). All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages (but not punitive damages, which Landlord hereby waives) incurred by Landlord as a result of such holding over; provided, however, that Landlord provides Tenant with written notice that Landlord is in negotiations with another prospective tenant, and Tenant fails to thereafter surrender the Premises in accordance with this Lease on, or prior to, the date identified in Landlord’s notice. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises. For purposes of this Paragraph 22, “possession of the Premises” shall continue until, among other things, Tenant has delivered all keys to the Premises to Landlord, Landlord has complete and total dominion and control over the Premises, and Tenant has completely fulfilled all obligations required of it upon termination of the Lease as set forth in this Lease, including, without limitation, those concerning the condition and repair of the Premises.

23.            Events of Default. Each of the following events shall be an event of default (“Event of Default”) by Tenant under this Lease:

(i)             Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of 5 business days after written notice from Landlord to Tenant that such payment was due; provided, however, that Landlord shall not be obligated to provide written notice of such failure more than 1 time in any consecutive 12-month period, and the failure of Tenant to pay any second or subsequent installment of Base Rent or any other payment required herein when due in any consecutive 12-month period shall constitute an Event of Default by Tenant under this Lease without the requirement of notice or opportunity to cure; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under applicable law.

(ii)            Tenant or any guarantor or surety of Tenant’s obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “proceeding for relief”); (C) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(iii)           Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, if the same is replaced in each case, as permitted in this Lease and no lapse in coverage occurred during such replacement process.

(iv)           Tenant shall not occupy or shall vacate the Premises whether or not Tenant is in monetary or other default under this Lease. Tenant’s vacating of the Premises shall not constitute an Event of Default if, prior to vacating the Premises, Tenant has made arrangements reasonably acceptable to Landlord to (a) ensure that Tenant’s insurance for the Premises will not be voided or cancelled with respect to the Premises as a result of such vacancy, (b) ensure that the Premises are secured and not subject to vandalism, and (c) ensure that the Premises will be properly maintained after such vacation in accordance with Tenant’s obligations under this Lease. Tenant shall inspect the Premises at least once each month and report monthly in writing to Landlord on the condition of the Premises.

(v)            Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant’s interest in or with respect to this Lease except as otherwise permitted in this Lease.

(vi)           Tenant shall fail to discharge or bond over in a manner reasonable acceptable to Landlord any lien placed upon the Premises in violation of this Lease within 30 days after any such lien or encumbrance is filed against the Premises.

(vii)          Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default (said notice being in lieu of, and not in addition to, any notice required as a prerequisite to a forcible entry and detainer or similar action for possession of the Premises); provided that if more than 30 days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the 30 day period and thereafter diligently prosecutes it to completion.

(viii)         Tenant agrees that any notice given by Landlord pursuant to this Paragraph of the Lease shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

24.            Landlord’s Remedies. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: terminate this Lease or Tenant’s right of possession, (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant’s right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

Except as otherwise provided in the next paragraph, if Tenant breaches this Lease and abandoned the Premises prior to the end of the term hereof, or if Tenant’s right to possession is terminated by Landlord because of an Event of Default by Tenant under this Lease, this Lease shall terminate. Upon such termination, Landlord may recover from Tenant the following, as provided in Section 1951.2 of the Civil Code of California: (i) the worth at the time of award of the unpaid Base Rent and other charges under this Lease that had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the reasonable value of the unpaid Base Rent and other charges under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonable avoided; (iii) the worth at the time of award by which the reasonable value of the unpaid Base Rent and other charges under this Lease for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom. As used herein, the following terms are defined: (a) The “worth at the time of award” of the amounts referred to in Paragraphs (i) and (ii) is computed by allowing interest at the lesser of 10 percent per annum or the maximum lawful rate. The “worth at the time of award” of the amount referred to in Paragraph (iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent; (b) The “time of award” as used in clauses (i), (ii), and (iii) above is the date on which judgment is entered by a court of competent jurisdiction; (c) The “reasonable value” of the amount referred to in clause (ii) above is computed by determining the mathematical product of (1) the “reasonable annual rental value” (as defined herein) and (2) the number of years, including fractional parts thereof, between the date of termination and the time of award. The “reasonable value” of the amount referred to in clause (iii) is computed by determining the mathematical product of (1) the annual Base Rent and other charges under this Lease and (2) the number of years including fractional parts thereof remaining in the balance of the term of this Lease after the time of award. Tenant acknowledges and agrees that the term “detriment proximately caused by Tenant’s failure to perform its obligations under this Lease” includes, without limitation, the value of any abated or free rent given to Tenant.

Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due. This remedy is intended to be the remedy described in California Civil Code Section 1951.4, and the following provision from such Civil Code Paragraph is hereby repeated: “The Lessor has the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign subject only to reasonable limitations).” Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms “enter,” “re-enter,” “entry” or “re-entry,” as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises). Landlord shall not be liable, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting.

25.            Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary provided that Landlord commences such cure within the 30-day period and diligently prosecutes it to completion). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease or offset any Rent due under this Lease for breach of Landlord’s obligations hereunder. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Premises and all income derived therefrom following notice from Tenant of any claims of Landlord default, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord. Notwithstanding the negligence (including, without limitation, gross negligence) or breach of this Lease by Landlord or its agents, neither Landlord nor its agents shall be liable under any circumstances (pursuant to any legal or equitable remedy) for: (i) injury or damage to the person or goods, wares, merchandise or other property of Tenant, Tenant’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises, or from other sources or places, (ii) injury to Tenant’s business or for any loss of income or profit therefrom, or (iii) consequential or punitive damages. Instead, it is intended that Tenant’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Tenant is required to maintain pursuant to the provisions of this Paragraph.

26.            Landlord Lien Waiver. Landlord hereby irrevocably waives any right, title or interest in or to Tenant’s furniture, fixtures, equipment and inventory (collectively, “Personal Property”) and Trade Fixtures that the Tenant may now or hereafter have at the Premises (and/or use in connection with Tenant’s business operations at the Premises) and agrees that the Personal Property and the Trade Fixtures are, and shall remain personal property, notwithstanding the manner in which it is installed or affixed to the Premises. Provided there is no ongoing Event of Default, at least twenty (20) business days prior written notice from Tenant, Landlord hereby agrees to deliver Landlord’s commercially reasonable form of consent and waiver of lien rights with respect to Tenant’s Personal Property and Trade Fixtures to Tenant’s lenders and to Tenant’s lessors of Personal Property and/or Trade Fixtures.

27.            Subordination. This Lease and Tenant’s interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage, now existing or hereafter created on or against the Premises or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof (collectively, “Security Instruments” and each a “Security Instrument”) without the necessity of any further instrument or act on the part of Tenant. Notwithstanding anything to the contrary contained in this Paragraph, Tenant’s obligation to subordinate this Lease to any Security Instrument entered into after the date of this Lease shall be subject to Tenant’s receiving assurance in a commercially reasonable form (a “Non-Disturbance Agreement”) from the mortgagee or beneficiary that Tenant’s possession and this Lease shall not be disturbed as long as (i) no default by Tenant (beyond applicable notice and cure periods) has occurred and is continuing and (ii) Tenant attorns to the holder of such Security Instrument as provided above. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder of a Security Instrument. Subject to the requirements of this Paragraph, Tenant agrees upon demand to execute, acknowledge and deliver such commercially reasonable instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder. The term “mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “holder” of a mortgage shall be deemed to include the beneficiary under a deed of trust.

28.            Mechanic’s Liens. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within 30 days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 30 day period.

29.            Estoppel Certificates. Each party agrees, from time to time, within 10 business days after request of the requesting party, to execute and deliver to the requesting party, or the requesting party’s designee, any estoppel certificate requested by the other, stating, if true, that this Lease is in full force and effect, the date to which rent has been paid, that the requesting party is not in default hereunder (or specifying in detail the nature of the requesting party’s default), the expiration date of this Lease and such other matters pertaining to this Lease as may be reasonably requested by the requesting party. Each party’s obligation to furnish each estoppel certificate in a timely fashion is a material inducement for each party’s execution of this Lease. No cure or grace period provided in this Lease shall apply to either party’s obligations to timely deliver an estoppel certificate.

30.            Environmental Requirements. Except for Hazardous Material contained in products used by Tenant in de minimis quantities that are in compliance with Environmental Requirements for ordinary cleaning and office purposes, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises without Landlord’s prior written consent, not to be unreasonably withheld. Prior to the Commencement Date, Tenant shall provide Landlord with a list of any Hazardous Material (such as chemicals, solvents or heavy metals) that Tenant plans to use in the lab area or the garage area of the Premises for Landlord’s review and approval, not to be unreasonably withheld. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remediate in a manner satisfactory to Landlord any Hazardous Materials released on or from the Project by Tenant, its agents, employees, contractors, subtenants or invitees. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises. The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom. No cure or grace period provided in this Lease shall apply to Tenant’s obligations to comply with the terms and conditions of this Paragraph 30.

Notwithstanding anything to the contrary in this Paragraph 30, Tenant shall have no liability of any kind to Landlord as to Hazardous Materials on the Premises (i) caused or permitted by Landlord, its agents, employees, contractors or invitees; (ii) in existence prior to the Commencement Date; or (iii) that migrate onto or under the Premises by no fault of Tenant, its agents, employees, contractors or invitees.

Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages, expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, reasonable attorneys’ fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the property or disturbed in breach of the requirements of this Paragraph 30, regardless of whether such removal or management is required by the Environmental Requirements) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials for any breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.

Subject to the requirements of Paragraph 19 above, Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises; provided, any such inspections and tests shall be done at a time and in a manner so as minimize interference with Tenant’s operations at the Premises. Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. If a condition involving the presence of, or a contamination by, a Hazardous Material at the Premises that requires remediation (a “Hazardous Material Condition”) occurs or is discovered during the Lease Term and is not Tenant’s responsibility under this Lease or the Legal Requirements (in which Tenant’s-responsibility case Tenant shall make the investigation and remediation thereof required by this Lease and/or the Legal Requirements and this Lease shall continue in full force and effect, but subject to Landlord’s rights under Section 6(B)(4) and Section 9), and if Landlord elects to remediate such condition and the estimated cost therefor exceeds 12 times the then monthly Base Rent or $100,000, whichever is less, Landlord may, at Landlord’s sole discretion, give written notice to Tenant of Landlord’s desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Landlord elects to give a termination notice, Tenant may, within 10 days thereafter, give written notice to Landlord of Tenant’s commitment to pay the amount by which the cost of the remediation of such Hazardous Material Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is less. Tenant shall provide Landlord with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Landlord shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Tenant does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Landlord’s notice of termination.

31.            Rules and Regulations. Tenant shall, at all times during the Lease Term and any extension thereof, comply with the current rules and regulations attached hereto as Exhibit C and any reasonable amendments, modifications or additions thereto that do not circumvent the express terms of this Lease as may hereafter be promulgated by Landlord at any time or from time to time established covering use of the Premises. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

32.            Security Service. Tenant acknowledges and agrees that Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

33.            Force Majeure. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord (“Force Majeure”).

34.            Entire Agreement. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

35.            Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

36.            Brokers. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the first page of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. Landlord represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the first page of this Lease, and Landlord agrees to indemnify and hold Tenant harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Landlord with regard to this leasing transaction.

37.            Miscellaneous.

(a)            Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

(b)            If and when included within the term “Tenant,” as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

(c)            All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to Landlord at c/o The Pillar Group, 201 San Antonio Circle, Suite 130, Mountain View, California 94040, Attn: Mitch Kalcic. Upon receipt of Landlord’s Notice, the lender shall thereupon have the right but not the obligation to cure such default within any applicable cure period, running concurrently, that Tenant has, if any. Either party may by notice given aforesaid change its address for all subsequent notices or add an additional party to be copied on all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery (or refusal thereof).

(d)            Except as otherwise expressly provided in this Lease or as otherwise required by law, wherever in this Lease the consent of a Landlord or Tenant is required to an act by or for the other party, such consent shall not be unreasonably withheld.

(e)             At Landlord’s request from time to time (but not more than 1 time during any 12-month period), and subject to a customary non-disclosure agreement, Tenant shall furnish Landlord with true and complete copies of Tenant’s most recent annual and quarterly financial statements prepared by Tenant or Tenant’s accountants.

(f)             Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

(g)            The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

(h)           The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(i)             Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(j)             Any amount not paid by Tenant within 5 business days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or 10 percent per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(k)            Construction and interpretation of this Lease shall be governed by the laws of the state in which the Premises is located, excluding any principles of conflicts of laws.

(l)             Time is of the essence as to the performance of Tenant’s and Landlord’s obligations under this Lease.

(m)           All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(n)            In the event either party hereto initiates litigation to enforce the terms and provisions of this Lease, the non-prevailing party in such action shall reimburse the prevailing party for its reasonable attorney’s fees, filing fees, and court costs.

(o)            Tenant agrees and understands that Landlord shall have the right (provided that the exercise of Landlord’s rights does not adversely affect Tenant’s use and occupancy of the Premises or subject Tenant to additional costs), without Tenant’s consent, to place a solar electric generating system on the roof of the Building or enter into a lease for the roof of the Building whereby such roof tenant shall have the right to install a solar electric generating system on the roof of the Building. Upon receipt of written request from Landlord, Tenant, at Tenant’s sole cost and expense, shall deliver to Landlord data regarding the electricity consumed in the operation of the Premises (the “Energy Data”) for purposes of regulatory compliance, manual and automated benchmarking, energy management, building environmental performance labeling and other related purposes, including but not limited, to the Environmental Protection Agency’s Energy Star rating system and other energy benchmarking systems. Landlord shall use commercially reasonable efforts to utilize automated data transmittal services offered by utility companies to access the Energy Data. Landlord shall not publicly disclose Energy Data without Tenant’s prior written consent. Landlord may, however, disclose Energy Data that has been modified, combined or aggregated in a manner such that the resulting data is not exclusively attributable to Tenant. Landlord shall furnish to Tenant all disclosures and other documentation and information for the Premises required under Section 25402.10 of the California Public Resources Code and its implementing regulations prior to the date of execution of the Lease. Notwithstanding anything herein to the contrary, Tenant acknowledges and accepts that a violation by Landlord of this paragraph shall not give Tenant the right to rescind or terminate this Lease in any manner whatsoever.

(p)            This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Lease. Execution copies of this Lease may be delivered by facsimile or email, and the parties hereto agree to accept and be bound by facsimile signatures or scanned signatures transmitted via email hereto, which signatures shall be considered as original signatures with the transmitted Lease having the same binding effect as an original signature on an original Lease. At the request of either party, any facsimile document or scanned document transmitted via email is to be re-executed in original form by the party who executed the original facsimile document or scanned document. Neither party may raise the use of a facsimile machine or scanned document or the fact that any signature was transmitted through the use of a facsimile machine or email as a defense to the enforcement of this Lease.

(q)            If Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”) Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant this Paragraph of the Lease, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law. In such case, Tenant’s Representative shall (a) remain subject to all of the terms and requirements of this Paragraph; (b) shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (1) three (3) months’ Rent and other monetary charges accruing under this Lease; and (2) any sum specified in Paragraph 1 (Basic Lease Provisions) of this Lease; and (c) shall have provided Landlord with adequate other assurance of the future performance of the obligations of Tenant under this Lease. In the event that an attorney is employed or expenses are incurred to pursue, protect, enforce or litigate the obligations hereunder, whether by suit, action or other proceeding, Tenant’s Representative promises to pay all such expenses and reasonable attorneys’ fees, including, without limitation, reasonable attorneys’ fees incurred in or with respect to any bankruptcy proceeding.

38.            Limitation of Liability of Trustees, Shareholders, and Officers of Landlord. Any obligation or liability whatsoever of Landlord which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise, except to the extent of a willful unlawful distribution of Landlord’s income to such parties.

39.            Accessibility; Americans with Disabilities Act.

(i)                  CASp Statement. Landlord makes the following statement based on Landlord’s actual knowledge in order to comply with California Civil Code Section 1938: The Building and Premises have not undergone an inspection by a Certified Access Specialist (CASp).

(ii)                No Representation or Warranty. Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Tenant’s specific use of the Premises, Landlord makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Tenant’s use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Tenant agrees to make any such necessary modifications and/or additions at Tenant’s expense.

(iii)              California Law Disclosure. A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

(iv)               Acknowledgement. Landlord and Tenant hereby mutually agree that in the event a CASp inspection is requested by Tenant, the fee for the CASp inspection shall be paid by Tenant and the cost of making any repairs necessary to correct violations of construction-related accessibility standards noted in the CASp inspection shall be paid by Landlord or Tenant pursuant to the terms of this Lease.

40.           WAIVER OF JURY TRIAL. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

41.           ASBESTOS DISCLOSURE. LANDLORD HEREBY DISCLOSES TO TENANT THAT, BASED ON THE AGE OF THE BUILDING, LANDLORD HAS REASONABLE CAUSE TO BELIEVE THAT ASBESTOS-CONTAINING MATERIALS MAY BE PRESENT IN THE BUILDING AND THE PREMISES. TENANT ACKNOWLEDGES THAT LANDLORD HAS SATISFIED ITS OBLIGATION TO NOTIFY TENANT OF THE PRESENCE OF ASBESTOS-CONTAINING MATERIALS IN THE BUILDING PURSUANT TO CALIFORNIA HEALTH & SAFETY CODE SECTION 25359.7, AND TENANT SHALL NOT DISTURB ANY MATERIALS THAT MAY CONTAIN ASBESTOS.

42.           Arbitration. Except as otherwise expressly provided herein, in the event of any dispute or disagreement between the parties as to the validity, construction, enforceability or performance of this Lease which cannot be resolved by the mutual agreement of the parties, and mindful of the high cost of litigation, not only in dollars but time and energy as well, the parties intend to and do hereby establish a quick, final and binding out-of-court dispute resolution procedure to be followed in the unlikely event any controversy should arise out of or concerning the performance of this Lease. Accordingly, the parties do hereby covenant and agree as follows:

(i)             Any controversy, dispute, or claim of whatever nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this Lease, including any claim based on contract, tort, or statute, shall be determined, at the request of any party to this Lease by binding arbitration before a retired judge of the applicable court of jurisdiction affiliated with Judicial Arbitration & Mediation Services, Inc. (“J.A.M.S.”) conducted at a location determined by an arbitrator in the County of Santa Clara, State of California administered by and in accordance with the then existing Rules of Practice and Procedure of Judicial Arbitration & Mediation Services (J.A.M.S.), and judgment upon any award rendered by the arbitrator(s) may be entered by any state or federal Court having jurisdiction thereof.

(ii)            The provisions of California Code of Civil Procedures Section 1283.05 or its successor section(s) are incorporated in and made a part of this Lease. Depositions may be taken and discovery may be obtained in any arbitration under this Lease in accordance with such section(s).

(iii)           The arbitrator shall determine which is the prevailing party and may include in the award that party’s costs and reasonable attorneys’ fees.

(iv)           As soon as practicable after selection of the arbitrator, the arbitrator or such arbitrator’s designated representative shall determine a reasonable estimate of anticipated fees and costs of the arbitrator, and render a statement to each party setting forth that party’s pro rata share of such fees and costs. Thereafter each party shall, within ten (10) days of receipt of such statement, deposit such sum with the arbitrator. Failure of any party to make such a deposit shall not otherwise serve to abate, stay or suspend the arbitration proceedings.

(v)            Any party shall have the right to apply for and obtain a temporary restraining order or other temporary or permanent injunctive or equitable relief from a court of competent jurisdiction to enforce the provisions hereof or to otherwise protect its rights under this Section.

(vi)           Notwithstanding the foregoing, the following claims, disputes or disagreements under this Lease are expressly excluded from the arbitration procedures set forth herein: (a) disputes for which a different resolution determination is specifically set forth in this Lease; (b) all claims by either party which (1) seek anything other than enforcement or determination of rights under this Lease or (2) are primarily founded upon matters of fraud, willful misconduct, bad faith or any other allegations of tortious action, and seek the award of punitive or exemplary damages; (c) claims relating to (1) Landlord’s exercise of any unlawful detainer rights pursuant to applicable Legal Requirements or (2) rights or remedies used by Landlord to gain possession of the Premises or terminate Tenant’s right of possession to the Premises, all of which disputes shall be resolved by suit filed in the applicable court of jurisdiction, the decision of which court shall be subject to appeal pursuant to applicable Legal Requirements; and (d) any claim or dispute that is within the jurisdiction of Small Claims Court.

(vii)          The provisions of this Paragraph shall not limit, require the postponement of, or in any other way preclude the exercise of any right or remedies otherwise enjoyed by any party to this Lease under the provisions hereof.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:		LANDLORD:

AURORA INNOVATION, INC.,		EE INVESTMENT COMPANY, LP
a Delaware corporation		a California limited partnership

		By:	KAL WEST ENDEAVORS, LLC,
By:	/s/ William Mouat		a California limited liability company
Name:	William Mouat		its general partner
Title:	GC

By:	/s/ Chris Urmson	By:	/s/Mitchell Kalcic (??)
Name:	Chris Urmson	Name:	Mitchell Kalcic (??)
Title:	CEO	Title:	Manager

ADDENDUM 1

BASE RENT ADJUSTMENTS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED MARCH 13, 2018 BETWEEN

ECE INVESTMENT COMPANY, LP
and
AURORA INNOVATION, INC.

Base Rent shall equal the following amounts for the respective periods following the Commencement Date set forth below:

	Period		Monthly Base Rent
[*****]	[*****]	[*****]	[*****]

ADDENDUM 2

RENEWAL OPTION

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED MARCH 13, 2018 BETWEEN

ECE INVESTMENT COMPANY, LP

and

AURORA INNOVATION, INC.

Subject to the absence of any Tenant default under this Lease at the time of the “Extension Notice” (as hereinafter defined) is received by Landlord and thereafter until the Option Term Commencement Date, the original Tenant (and its Permitted Transferees) shall have the option to extend the initial Lease Term (the “Original Term”) for one (1) additional term (the “Option Term”) of three (3) years following the expiration of the Original Term. Tenant shall exercise its right to extend the Term by the Option Term, if at all, by delivering written notice (the “Extension Notice”) to Landlord of Tenant’s election to so extend the Term, no later than one hundred eighty (180) days before the expiration of the Original Term. Tenant’s use and occupancy of the Premises during the Option Term shall be subject to all of the terms and conditions of the Lease, except that (i) the Base Rent payable by Tenant shall be adjusted as of the commencement date of the Option Term to equal ninety-five percent (95%) of the fair market rental value (the “FMV”) of the Premises,, (ii) Tenant’s Base Rent shall be increased by three percent (3%) on each one (1) year anniversary of the commencement date of the Option Term and such increased Base Rent shall constitute the Base Rent until the next annual adjustment date, and (iii) Landlord shall have no obligation to improve or otherwise modify the Premises (or provide any allowance with respect thereto) during the Option Term.

Within thirty (30) days following the date Landlord receives Tenant’s Extension Notice, Landlord shall deliver written notice (the “Landlord’s Option Base Rent Notice”) to Tenant of Landlord’s proposed FMV for the Premises upon commencement of the Option Term. Tenant shall accept or reject the FMV stated in the Landlord’s Option Base Rent Notice by written notice to Landlord, and Tenant shall be deemed to have approved Landlord’s proposed FMV if Tenant fails to deliver written notice of rejection to Landlord within fifteen (15) business days of Landlord’s delivery of the Landlord’s Option Base Rent Notice. If Tenant timely rejects the FMV stated in Landlord’s Option Base Rent Notice, then Landlord and Tenant shall within ten (10) business days following such rejection meet in an effort to agree upon the FMV. If Landlord and Tenant are unable to agree upon the FMV, within ten (10) business days following the expiration of the preceding ten (10) business day period, then Landlord and Tenant shall each appoint a broker (each an “Appraising Broker”) to appraise the FMV of the Premises during the Option Term, and shall concurrently with such appointment notify the other party, in writing, of the Appraising Broker so appointed. Each Appraising Broker shall complete its appraisal of the FMV, within twenty (20) business days following the expiration of the ten (10) business day period within which their appointment was to occur, and shall deliver a copy of its final appraisal to both Landlord and Tenant. If the two (2) Appraising Brokers’ appraisals differ by five percent (5%) or less, then the FMV for the Premises upon commencement of the Option Term shall be the average of the two (2) appraisals. If the two (2) Appraising Brokers’ appraisals differ by more than five percent (5%), then the two (2) Appraising Brokers shall within ten (10) business days jointly appoint a third (3rd) Appraising Broker (who shall not be provided with a copy of the prior appraisals or otherwise informed of the results thereof), and the FMV of the Premises upon commencement of the Option Term and annual increase in Base Rent shall be the average of the third (3rd) appraisal and the other of the two (2) appraisals which is closest in value to the third (3rd) appraisal. The third (3rd) Appraising Broker shall complete its appraisal within twenty (20) business days following its appointment. If (i) either Landlord or Tenant fails to appoint an Appraising Broker (and notify the other of such appointment) within the required time or (ii) either of the Appraising Brokers selected fails to complete its appraisal within the required time, then the determination of the Appraising Broker who is timely appointed or who timely completes its appraisal, as applicable, shall be conclusive upon both Landlord and Tenant. If the process described above does not result in a determination of the FMV for the Premises during the Option Term, then such FMV shall be determined by binding arbitration before the American Arbitration Association in Santa Clara County in accordance with the then current rules of said association. Landlord and Tenant shall each bear the costs and expenses for its own Appraising Broker, but the costs of the third (3rd) Appraising Broker and any arbitration proceedings shall be split equally between them.

Any Appraising Broker appointed pursuant to this Paragraph 1.3 must be a licensed commercial real estate broker (who is a member of AIR) with at least five (5) years’ experience in the City of Palo Alto (and the submarket in which the Premises is located), for projects comparable to the Premises.

The FMV of the Premises for the Option Term shall be determined by reference to the base rent that similar, willing non-equity tenants would pay and Landlord and comparable Landlords would accept, in an arm’s length three (3) year net lease renewal of comparable space located in the City of Palo Alto (and including the submarket in which the Premises is located), for the comparable square footage, with comparable office area and consistent building and project features. FMV shall be determined by reference to the stated base rent amount payable in such comparable transactions taking into consideration the following concessions: (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space, and (b) tenant improvement allowances for such comparable space.

ADDENDUM 3

LANDLORD CONSTRUCTION

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED MARCH 13, 2018 BETWEEN

ECE INVESTMENT COMPANY, LP

and

AURORA INNOVATION, INC.

1.       Construction Addendum. This Landlord Construction Addendum (this “Addendum”) shall set forth the terms and conditions relating to Landlord’s construction of the “Initial Improvements” (as defined below) in the Premises. This Addendum is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Addendum to Articles or Paragraphs of “this Lease” shall mean the relevant portion of the Lease Agreement (including all addenda and exhibits thereto, the “Lease”) to which this Addendum is attached as Addendum 3 and of which this Addendum forms a part, and all references in this Addendum to Sections of “this Addendum” shall mean the relevant portion of Section 1 through Section 6 of this Addendum.

2.       Initial Improvements. Tenant has requested that Landlord, at Tenant’s cost, handle the design, permitting and construction of improvements which are permanently affixed to the Premises (collectively, the “Initial Improvements”), to be designed, engineered and constructed in accordance with this Addendum, including, without limitation, the improvements described on that certain BCCI Proposal 2018-0096 dated February 26, 2018 from BCC Construction Company attached to this Lease as Exhibit F (the “Preliminary Construction Proposal”), which Preliminary Construction Proposal and its contents are subject to change in accordance with the approval process set forth in this Addendum.

2.1       Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount of [*****] for the costs relating to the initial design, permitting and construction of the Initial Improvements in accordance with the Approved Construction Plans (as defined below) and all Legal Requirements, including, without limitation, the American with Disabilities Act pertaining to the Initial Improvements (but not to the specific use or occupancy of Tenant). The parties acknowledge that the Initial Improvements in the entire Premises shall be constructed at the same time pursuant to the terms of this Addendum and that no portion of the Tenant Improvement Allowance shall be available for use by Tenant following the completion of the Initial Improvements in the entire Premises. Under no circumstances shall Landlord be obligated to make disbursements for the Initial Improvements (pursuant to this Addendum or otherwise) in a total amount which exceeds the Tenant Improvement Allowance, and Tenant shall be obligated to pay the entire cost of the design, permitting, construction and other costs of the Initial Improvements to the extent the same exceeds the Tenant Improvement Allowance (the “Excess Costs”). Except as otherwise set forth in this Addendum, the Tenant Improvement Allowance shall be disbursed by Landlord for costs related to the construction of the Initial Improvements and for the design, permitting, construction and construction fees for the Initial Improvements (collectively, the “Tenant Improvement Allowance Items”). Landlord shall disburse the Tenant Improvement Allowance, and Tenant shall pay the Excess Cost for the Tenant Improvement Allowance Items, in proportion to the ratio that their respective contribution bears to the total cost of the Tenant Improvement Allowance Items, in each case as and when due to the Architect/Space Planner, Engineers and Contractor. Tenant shall have at least ten (10) days to make a payment of Excess Costs due under this Section 2.1; provided, however, that Tenant may instead elect to modify the scope of the Initial Improvements to minimize or eliminate any Excess Costs prior to commencement of construction. Based on the Preliminary Construction Proposal, the total cost for construction of the Initial Improvements is estimated to be [*****], which means that Excess Costs payable by Tenant would equal [*****]. Notwithstanding the foregoing, if the final construction costs of the Initial Improvements are less than [*****], Landlord and Tenant agree that Tenant Improvement Allowance shall be reduced by [*****]. For illustration purposes of how this reduction in the Tenant Improvement Allowance occurs at different total costs of construction, please see the chart attached to this Lease as Exhibit G (the “Landlord-Tenant Contribution Analysis”).

2.2       Architect/Space Planner/Construction Documents. Landlord and Tenant have mutually agreed upon, and Landlord has retained, as the architect and space planner for the Initial Improvements INDE Architecture (the “Architect/Space Planner”) to prepare the Construction Documents. Landlord shall retain engineering consultants (the “Engineers”) to prepare all engineering working drawings and specifications relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work of the Initial Improvements. Tenant shall review and respond to submissions under this Addendum within five (5) business days following receipt. The working drawings, specification and contract documents to be prepared by Architect/Space Planner and the Engineers hereunder shall be known collectively as the “Construction Documents.” All Construction Documents shall comply with the drawing format and specifications as determined by Landlord, and shall be subject to Landlord’s approval. Landlord’s review of the Construction Documents as set forth in this Section 2.2, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, compliance with Legal Requirements or other like matters. Accordingly, notwithstanding that any Construction Documents are reviewed by Landlord or its Architect/Space Planner, engineers and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Documents.

2.3       Final Space Plan. A preliminary space plan of the Premises is attached to this Lease as Exhibit B. As soon as reasonably possible following the execution and delivery of the Lease, Landlord shall cause the Architect/Space Planner to prepare, based on the final space plan for Initial Improvements in the Premises (collectively, the “Final Space Plan”), which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall deliver the Final Space Plan to Tenant for Tenant’s approval. Tenant shall approve or disapprove the Final Space Plan within five (5) business days after Tenant’s receipt of the Final Space Plan.

2.4       Final Construction Documents. After approval of the Final Space Plan, the Architect/Space Planner and the Engineers shall complete the architectural and engineering drawings and specifications for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Construction Documents”) and shall submit the same to Tenant for Tenant’s approval, which approval or disapproval shall be given within five (5) business days after Tenant’s receipt of the Final Construction Documents.

2.5       Permits. The Final Construction Documents shall be subject to Tenant’s approval (as approved, the “Approved Construction Documents”) prior to the commencement of the construction of the Initial Improvements. After Tenant’s approval, Landlord shall promptly cause the Architect/Space Planner to submit the Approved Construction Documents to the appropriate municipal authorities for all applicable building permits necessary to allow “Contractor,” as that term is defined in Section 4.2, below, to commence and fully complete the construction of the Initial Improvements (the “Permits”). No changes, modifications or alterations in the Approved Construction Documents may be made without the prior written consent of Landlord, which approval shall not be unreasonably withheld. If Tenant requests any change order, Landlord shall advise Tenant promptly of any cost increases and/or delays such Landlord approved change(s) will cause in the construction of the Initial Improvements. Tenant shall approve or disapprove any or all such change orders within two (2) business days of notice from Landlord of such cost increases and/or delays.

2.6       Time Deadlines. Tenant shall use its best, good faith, efforts and all due diligence to cooperate with the Architect/Space Planner, the Engineers, and Landlord to complete all phases of the Construction Documents and the permitting process and to receive the permits, and with Contractor for approval of the “Cost Proposal,” as that term is defined in Section 2.7 of this Addendum, as soon as possible after the execution of the Lease, and, in that regard, shall meet with Landlord on a scheduled basis to be reasonably determined by Landlord, to discuss Tenant’s progress in connection with the same. The initial “Milestone Schedule” from the Contractor for the construction of the Initial Improvements is attached to this Lease as Exhibit H; (the “Preliminary Construction Schedule”) provided, however, that such schedule is preliminary and remains subject to change. The applicable dates for approval of items, plans and drawings as described in this Addendum are hereinafter referred to as the “Time Deadlines.” Tenant agrees to comply with the Time Deadlines.

2.7       Contractor. Landlord and Tenant have mutually agreed upon, and Landlord has retained, BCCI Construction (“Contractor”) as contractor to construct the Initial Improvements in accordance with the Approved Construction Plans. Contractor has provided the Preliminary Construction Proposal with the initial estimate of the cost break down for construction. After the Approved Construction Documents are signed by Landlord and Tenant, Landlord shall provide Tenant with the “Cost Proposal” from the Contractor, which shall consist of the Contractor’s break down of the cost of all Tenant Improvement Allowance Items to be incurred by Tenant and Landlord in connection with the design and construction of the Initial Improvements. Tenant shall either provide reasonable objections to or approve the Cost Proposal and shall deliver the Cost Proposal to Landlord within two (2) business days of receipt of the same. If Tenant has reasonable objections to the Cost Proposal, Landlord and Tenant shall each work diligently and in good faith to resolve such objections in an expeditious manner as soon as reasonably possible. Upon Tenant’s approval of the Cost Proposal, Landlord shall be released by Tenant to cause Contractor to purchase the items set forth in the Cost Proposal and commence the construction relating to such items. The date by which Tenant must approve and deliver the Cost Proposal to Landlord shall be known hereafter as the “Cost Proposal Delivery Date.” Landlord shall independently retain Contractor, on behalf of Tenant, to construct the Initial Improvements in accordance with the Approved Construction Documents and the Cost Proposal and Landlord shall supervise the construction by Contractor, and Tenant shall pay, in consideration of Landlord’s agreement to enter into the contract for construction of the Initial Improvements with Contractor, supervise and administer the Initial Improvements and cause the same to be constructed in accordance herewith, a construction supervision and management fee (the “Landlord’s Supervision Fee”) to Landlord in the amount equal to the product of (i) three percent (3%) and (ii) an amount equal to the Tenant Improvement Allowance.

2.8       Contractor’s Warranties and Guaranties. Landlord and Tenant shall cooperate with one another in enforcing all warranties and guaranties by Contractor relating to the Initial Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Initial Improvements.

2.9       Tenant’s Covenants. To the extent that Tenant directly instructs or causes the Architect/Space Planner or Contractor to perform any work on the Premises or in the Building, Tenant hereby indemnifies Landlord for any loss, claims, damages or delays arising therefrom.

2.10     Notice of Completion. Following completion of construction of the Initial Improvements, Landlord shall cause Contractor and Architect/Space Planner to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with Section 3093 of the Civil Code of the State of California or any successor statute.

2.11     Copy of Updated Approved Construction Documents Plans. Landlord shall cause the Architect/Space Planner (i) to update the Approved Construction Documents through annotated changes, as necessary, to reflect all changes made to the Approved Construction Documents during the course of construction, and (ii) to deliver to Landlord one (1) set of reproducibles, one (1) set of blueprints and a CAD disk of such updated Approved Construction Documents before the final payment of the Architect/Space Planner. Landlord shall provide Tenant with a copy of the final CAD drawings of the Premises at no cost to Tenant (except for the Landlord Supervision Fee hereunder).

3.       Completion of the Initial Improvements; Lease Commencement. The Premises shall be deemed ready for occupancy upon the Substantial Completion of the Premises and receipt of a certificate of occupancy (or City of Palo Alto approval for occupancy of the Premises prior to the issuance of a certificate of occupancy) for the Premises. For purposes of this Lease, “Substantial Completion” of the Premises shall occur upon the completion of construction of the Initial Improvements in the Premises pursuant to the Approved Construction Documents, with the exception of (i) any punch list items, (ii) any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor and (iii) Initial Improvements exterior to the Building such as fencing and parking lot improvements, which exterior improvements may be completed after the Commencement Date so long as the same does not delay approvals for Tenant’s occupancy of the Premises. Landlord shall use commercially reasonable efforts to notify Tenant in writing thirty (30) days before the estimated dated of Substantial Completion, which notice shall include the anticipated start date for the Tenant’s Early Occupancy Period. Landlord shall notify Tenant in writing of the actual date of Substantial Completion of the Premises. The failure of Tenant to take possession of or to occupy the Premises upon Substantial Completion shall not serve to relieve Tenant of obligations arising on the Commencement Date or delay the payment of rent by Tenant. The Commencement Date shall be confirmed by a Commencement Date Certificate, in the form attached to the Lease as Exhibit D, executed by Landlord and Tenant.

3.1       Delay of the Substantial Completion of the Premises. Except as provided in this Section 3.1, the Commencement Date shall occur as set forth in the Lease and Section 3, above. If there shall be delay or there are delays in the Substantial Completion of the Premises or in the occurrence of any of the other conditions precedent to the Commencement Date, as set forth in the Lease, as a direct, indirect, partial, or total result of the following (collectively, “Tenant Delays”):

3.1.1       Tenant’s failure to comply with the Time Deadlines;

3.1.2       Tenant’s failure to approve any matter requiring Tenant’s approval within the time periods set forth herein;

3.1.3        A breach by Tenant of the terms of this Addendum or the Lease;

3.1.4        Tenant’s request for changes in the Approved Construction Documents;

3.1.5       Tenant’s interference with construction work during the Early Occupancy Period;

3.1.6       Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Premises, as set forth in the Lease, and Tenant elects to use the same after being informed by Landlord that the selection may result in a Tenant Delay;

Then, notwithstanding anything to the contrary set forth in the Lease or this Addendum and regardless of the actual date of the Substantial Completion of the Premises, the Substantial Completion of the Premises shall be deemed to be the date the Substantial Completion of the Premises would have occurred if no Tenant Delay or Tenant Delays, as set forth above, had occurred. Notwithstanding the foregoing, no Tenant Delay shall be deemed to have occurred unless and until Landlord has provided written notice to Tenant specifying the action or inaction that Landlord contends constitutes a Tenant Delay. If such action or inaction is not cured within three (3) business days after receipt of such notice, then a Tenant Delay, as set forth in such notice, shall be deemed to have occurred commencing as of the date such notice is received and continuing for the number of days completion of the Initial Improvements was in fact delayed as a direct result of such action or inaction.

4.       Miscellaneous.

4.1       Tenant’s Representative. Tenant has designated Suzanne Liu as its sole representative with respect to the matters set forth in this Addendum, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Addendum.

4.2       Landlord’s Representative. Landlord has designated Newport Venture Capital (Rich Harris and Martin Weihrauch) as its sole representatives with respect to the matters set forth in this Addendum, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Addendum.

4.3       Time of the Essence. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

4.4       Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of default under the Lease, or a default by Tenant under this Addendum, has occurred at any time on or before the Substantial Completion of the Premises beyond all applicable notice and cure periods, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, as hereby amended, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as set forth in Section 5 of this Addendum), and (ii) all other obligations of Landlord under the terms of this Addendum shall be forgiven until such time as such default is cured pursuant to the terms of the Lease, as hereby amended.

EXHIBIT A

PROJECT SITE PLAN

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED MARCH 13, 2018 BETWEEN

ECE INVESTMENT COMPANY, LP

and

AURORA INNOVATION, INC.

(see attached)

EMBARCADERO ROAD
EMBARCADERO WAY

LEGEND

PROPERTY LIMITS

NOTES:

1. SITE IMAGE GOOGLE EARTH © 31 OCTOBER 2011.

N
W E
S

0 25 50
SCALE IN FEET

HALEY & ALDRICH

1800-1800 EMBARCADERO ROAD
PALO ALTO, CALIFORNIA

SITE PLAN

SCALE: AS SHOWN
JANUARY 2013

FIGURE 2

EXHIBIT B

PREMISES SPACE PLAN

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED MARCH 13, 2018 BETWEEN

ECE INVESTMENT COMPANY, LP

and

AURORA INNOVATION, INC.

EXHIBIT C

PROJECT RULES AND REGULATIONS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED MARCH 13, 2018 BETWEEN

ECE INVESTMENT COMPANY, LP

and

AURORA INNOVATION, INC.

Rules and Regulations

1.	The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises; provided, however, Tenant may install tents over and fences around cars so long as parking spaces are not reduced.

2.	Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises (except in the outside storage areas that are properly screened in accordance with this Lease), or on the roof of the Premises; provided, however, Tenant may install tents over and fences around cars so long as parking spaces are not reduced.

3.	Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, or corridors in the Premises.

4.	Intentionally deleted.

5.	If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent shall have reasonable approval as to where and how the wires may be introduced; and, without such approval (not to be unreasonably withheld, conditioned or delayed), no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.

6.	Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Premises.

7.	Parking any type of residential recreational vehicles is specifically prohibited on or about the Project. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. .

8.	Tenant shall maintain the Premises free from rodents, insects and other pests.

9.	Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10.	Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11.	Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12.	Tenant shall not permit dumping of waste or refuse (other than in the designated trash receptacles or) or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13.	All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14.	No auction, public or private, will be permitted on the Premises or the Project.

15.	No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16.	The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes or for any purpose other than that specified in the Lease.

17.	Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Premises and the Premises, and shall not use more than such safe capacity; provided, however, Tenant may, at its sole cost and expense, upgrade such capacity. Landlord's consent (not to be unreasonably withheld, conditioned or delayed) to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity, as may be increased.

18.	Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19.	Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises.

20.	Tenant shall not permit smoking within the Premises.

EXHIBIT D

FORM OF COMMENCEMENT DATE CERTIFICATE

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED MARCH 13, 2018 BETWEEN

ECE INVESTMENT COMPANY, LP

and

AURORA INNOVATION, INC.

COMMENCEMENT DATE CERTIFICATE

_______________, 2018

Landlord:	ECE Investment Company, LP, a California limited partnership

Tenant:	Aurora Innovation, Inc., a Delaware corporation

This Commencement Date Certificate is made by Landlord and Tenant pursuant to that certain Lease Agreement, dated as of ________, ___ 2018 (the “Lease”) for certain premises commonly known as 1880 Embarcadero Road, Palo Alto, California (the “Premises”). This Confirmation is made pursuant to Paragraph 2 of the Lease.

1.       Lease Commencement Date, Termination Date. Landlord and Tenant hereby agree that the Commencement Date of the Lease is _______________, 20 and the Expiration Date of the Term of the Lease is _______________ notwithstanding any conflicting dates in the Lease.

2.       Acceptance of Premises. Tenant has inspected the Premises and affirms that Landlord has completed the “Initial Improvements” (as such term is defined in the Lease) to the Premises that are required to be completed as of the Commencement Date, and that the Premises is acceptable in all respects in its current “as is” condition except for the completion of the following work exterior to the Premises [if none, write NONE]: _____________________________________________.

3.       Incorporation. This Confirmation is incorporated into the Lease, and forms an integral part thereof. This Confirmation shall be construed and interpreted in accordance with the terms of the Lease for

TENANT:

AURORA INNOVATION, INC.,

a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

LANDLORD:

EE INVESTMENT COMPANY, LP

a California limited partnership

By:	KAL WEST ENDEAVORS, LLC,
a California limited liability company
its general partner

By:
Name:
Title:

EXHIBIT E

FORM OF LETTER OF CREDIT

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED MARCH 13, 2018 BETWEEN

ECE INVESTMENT COMPANY, LP

and

AURORA INNOVATION, INC.

LETTER OF CREDIT

[NAME OF BANK]
IRREVOCABLE STANDBY LETTER OF CREDIT

Date of Issue:	No.

APPLICANT:	BENEFICIARY:

AMOUNT:      $

At the request and for the account of __________________________, (the “Account Party”), we hereby establish in your favor our Irrevocable Letter of Credit no. _______________ in the amount of ___________________________ _______________ and _____100 Dollars ($_________).

This Letter of Credit is issued with respect to that certain lease agreement, by and between you, as Landlord, and the Account Party, as Tenant. Said lease agreement, and any amendments or modifications thereof, is hereinafter referred to as the “Lease.” Our obligations under this Letter of Credit are solely as set forth herein and are completely independent of the obligations of the Account Party under the Lease. We do not undertake any obligation under the Lease, nor do we undertake any responsibility to ascertain any facts, or to take any other action, with respect to the Lease, and we acknowledge that our obligations under this Letter of Credit shall not be affected by any amendment or modification to the Lease, any circumstance, claim or defense of any party as to the enforceability of the Lease or any dispute as to the accuracy of the Statement (as defined below). The references to the Lease in this Letter of Credit are solely to describe the required contents of the Statement.

Funds under this Letter of Credit are available to you against presentation of the following documents at our office at ___________________________________________________________________________ prior to close of business on the expiration date set forth below:

1.       The original of this Letter of Credit.

2.       Your sight draft drawn on us in an amount not exceeding the amount of this Letter of Credit (less sums previously paid by us hereunder) executed by the person executing the Statement (as defined below) and bearing the number of this Letter of Credit; and

3.       A statement (the “Statement”) stating that the person drawing on this Letter of Credit is your duly authorized representative, and that you are entitled to draw upon this Letter of Credit.

Facsimile demands are permitted by the delivery to us of facsimile copies of the documents described in 1 through 3 above. Facsimile demands shall be sent to us at the following facsimile number:_______________. If a demand is made by facsimile, the original letter of credit is not required.

The expiration date of this Letter of Credit is ____________, provided, however, that the expiration date of this Letter of Credit shall be automatically extended, without notice of amendment, for successive one (1) year periods, unless we give you written notice of our election not to extend the expiration date (“Notice of Non-Renewal”) not later than sixty (60) days prior to the date this Letter of Credit is scheduled to expire. In the event that we elect not to renew the Letter of Credit, you may immediately draw down on the full amount of the Letter of Credit by presentation of your drawing request. Further, in the event that a voluntary petition is filed by the Account Party, or an involuntary petition is filed against the Account Party by any of the Account Party’s creditors other than Beneficiary, under the Federal Bankruptcy Code, or the Account Party executes an assignment for the benefit of creditors, you may immediately draw down on the Letter of Credit, in full or from time-to-time in part, by presentation of your drawing request.

This Letter of Credit is transferable in its entirety through us. Multiple transfers shall be permitted. There will be no charge to Beneficiary or any transferee for the transfer of this Letter of Credit. All bank charges and commissions incurred in the issuance of this Letter of Credit are for the Account Party’s account. We will honor complying drafts presented hereunder by a transferee (and cease to honor drafts presented hereunder by you) upon our receipt of the fully executed transfer form attached hereto as                       attached hereto. We will not reduce or curtail any terms or conditions of this Letter of Credit upon a transfer. Transfers of this Letter of Credit shall be on the terms of this Letter of Credit as the same may be amendment.

This Letter of Credit may be drawn upon in one or more drafts not exceeding in the aggregate, the amount available hereunder. Partial draws shall be permitted.

We hereby issue this Letter of Credit in your favor, and we hereby undertake to honor all drafts drawn under and in compliance with the terms of this Letter of Credit.

To the extent not inconsistent with the terms and conditions of this Letter of Credit, this Letter of Credit shall be governed by and construed in accordance with the Uniform Customs and Practices for Documentary Credits (_______ Revision) International Chamber of Commerce Publication 590 and the laws of the State of _______________.

Authorized Signature

Annex 1

Notice Of Transfer

_______________, 20__

[Name & address of issuing bank]

RE: Irrevocable Transferable Letter Of Credit No. _______________

The undersigned (the “Beneficiary”), hereby notifies ______________________________ (the “Issuer”) that it has irrevocably transferred the above-referenced Letter Of Credit to _______________ (the “Transferee”) with an address at ______________________________ effective as of the date the Issuer receives this Notice Of Transfer. The Transferee acknowledges and agrees that the Letter Of Credit Amount may have been reduced pursuant to the terms thereof, and that the Transferee is bound by any such reduction.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice Of Transfer this _____ day of _______________, 20__.

[Beneficiary]

By:
Name:
Title:

Agreed:

[Transferee]

By:
Name:
Its:

EXHIBIT E

PRELIMINARY CONSTRUCTION PROPOSAL

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED MARCH 13, 2018 BETWEEN

ECE INVESTMENT COMPANY, LP

and

AURORA INNOVATION, INC.

(see attached)

February 26th, 2018

Mitch Kalcic

The Pillar Group

201 San Antonio Circle

Suite 130

Mountain View, CA 94040

BCCI Proposal 2018-0096

1880 Embarcadero Road

Palo Alto, CA 94303

Dear Mitch:

BCCI is pleased to provide the following conceptual budget for the tenant improvements at 1880 Embarcadero Road Palo Alto, CA 94303. The pricing breakdown is as follows:

[*****]

We based our proposal on the following:

■   Issued To Owner plans dated 05.17.2017

■   1880 Embarcadero Road Milestone Schedule dated 02.26.2018

General Qualifications

1.	We estimate that the project will take Eleven (11) weeks to complete.
2.	We assume that authorization to proceed will be issued by the client to provide BCCI sufficient time to release subcontractors and suppliers, procure insurance certificates, perform Owner kickoff meeting and mobilize on site.
3.	This project is bid to run in one (1) continuous phase.
4.	All work to be performed during straight time hours (7:00am to 3:00pm, M-F).
5.	Assumes existing roll up doors operational, not in need of service.
6.	Assumes that an existing opening will be utilized for exhaust fan discharge in Garage.
7.	Assumes new skylights will fit into existing openings, no new major framing.
8.	We have excluded any Window Treatment, existing to remain.

Scope Clarifications

1.	Site Fencing & Gates
a.	220 Lineal Feet of 8’ Tall wrought iron vertical square end plain picket fence
b.	(1) 20’x8’ Vehicular Sliding Fence
c.	(1) Motorized Sliding Fence, Chain Driven
d.	(1) Pedestal for Card Reader, ADA, Stainless Steel Housing
e.	(1) Push Button, surface conduit
f.	(2) Man-Gates with Panic Hardware
g.	Re-striping of (4) stalls, (1) ADA post/sign, with parking bumpers

2.	05700 Ornamental Metals
a.	Reinforcement at existing column in Garage.

3.	06220 Millwork
a.	Island Counter qualified with solid surface counter top.
b.	Lower cabinet millwork qualified with plastic laminate counter top.
c.	Plastic Laminate upper and lower cabinets.

4.	08800 Glazing
a.	New glass qualified as 3/8” clear tempered.
b.	Mirrors in restroom qualified at 1/4” frameless.

BCCI Construction Company 1880 Embarcadero Road. ô Page 2

5.	09250 Drywall
a.	Extension of existing walls due to open ceiling areas.
b.	All new walls in open ceiling areas to be full height.
c.	New walls and ceiling at restrooms as required for expansion.

6.	09310 Ceramic Tile
a.	New tile floors in Men’s, Women’s, and Shower Room. 6”x6” thin set with laticrete anti-fracture membrane and 4” cove base.
b.	New tile walls, full height, in Men’s, Women’s and Shower Room.

7.	09680 Carpet

a. Furnish and Install carpet tile, material qualified at $24/SY.

8.	09650 Resilient Flooring and Base
a.	Furnish and Install 4” rubber base throughout.
b.	Luxury Vinyl tile at Break Room.
c.	Static Dissipative Tile at Lab.

9.	10800 Toilet Partitions and Accessories

a. (7) New toilet partitions qualified as floor mounted baked enamel finish.

10.	11450 Appliances

a. (2) Refrigerators and (1) Dishwasher in Break Room.

11.	15500 HVAC
a.	Modify AC-6 10ton cooling only unit in Server Toom. Ductwork to match new layout and lockout of second stage cooling to match server room load. Heat load to be confirmed.
b.	Provide new exposed GI Spiral ductwork and fittings with sidewall air distribution.
c.	Ductwork insulation per Title 24 requirements.
d.	Vehicle Lab to include the following:
i.	Furnish and install (1)- roof exhaust fan for code ventilation of the work area
ii.	Furnish and install (1)- in-line vehicle exhaust fan with (3)- tail pipe exhaust hoses
iii.	Furnish and install (1)- 400 MBH suspended gas fire unit heater with associated flue
iv.	Furnish and install (1)- rooftop intake vent to provide, non-tempered Make¬up air to the space.
v.	Provide new wall louver and associated ductwork and fittings for the tail pipe exhaust.
vi.	Provide standalone thermostat for unit heater control, including the low voltage control wiring
vii.	Provide independent air balancing of the new ductwork distribution

12.	16100 Electrical
a.	We have included pricing to replace the lighting and controls in the perimeter offices to meet Title 24 requirements.
b.	Lighting qualified using Finelite E2 fixtures.
c.	Furnish and Install lighting controls per Title 24 requirements, Lutron VIVE.
d.	Furnish and Install (16) 4-circuit furniture base feed locations.
e.	Utilize existing ceiling mounted server room receptacles.
f.	Power for gate, card reader and push button at new site fencing.

13.	Other items not included as part of this proposal.

■  Consultant fees (Architectural, Structural, Acoustical, etc.).

■  Hazardous material work procedures.

■  Title 24 upgrades not listed.

■  ADA upgrades.

■  Seismic upgrades.

■  Security.

■  A/V.

■  Furniture.

■  MoisterNapor Barrier.

■  Server Racks.

■  Re-slurring and striping of parking lot.

BCCI Construction Company 1880 Embarcadero Road. ô Page 3

Alternates

1.	Furnish and Install ceramic tile at wet walls only.

Net Deduct [*****]

Please check appropriate box.	Accepted ☐ Declined ☐

2.	Scrape existing carpet adhesive if needed for new carpet installation.

Net Deduct [*****]

Please check appropriate box.	Accepted ☐ Declined ☐

3.	Add additional support wires at existing fixtures per Palo Alto code.

Net Deduct [*****]

Please check appropriate box.	Accepted ☐ Declined ☐

Please feel free to contact me should you have any questions or require additional information.

We look forward to working with you on this exciting project.

Sincerely,

BCCI

/s/ Don Willett

Don Willett

Estimator

BCCI Construction Company 1880 Embarcadero Road. ô Page 4

EXHIBIT F

LANDLORD-TENANT CONTRIBUTION ANALYSIS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED MARCH 13, 2018 BETWEEN

ECE INVESTMENT COMPANY, LP

and

AURORA INNOVATION, INC.

(see attached)

1880 Embarcadero Road

Palo Alto, California

Landlord’s & Tenant’s Contribution to Improvements

[*****]

Total Improvement Costs	Landlord’s Share	Tenant’s Share
[*****]	[*****]	[*****]

BCCI Construction Company 1880 Embarcadero Road. ô Page 6

EXHIBIT G

PRELIMINARY CONSTRUCTION SCHEDULE

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED MARCH 13, 2018 BETWEEN

ECE INVESTMENT COMPANY, LP

and

AURORA INNOVATION, INC.

(see attached)

bcci builders

1880 EMBARCADERO ROAD | PALO ALTO

MILESTONE SCHEDULE

FEBRUARY 26, 2018

The Piller Group/ INDE Architects Milestones
Receive Schematic Design 2.12.18
Review Preliminary Budget 2.22.18
On-board General Contractor 2.22.18
Approve and Release MEP Design-Build Subcontractors 2.26.18
Obtain User Group Requirements 3.5.18
Receive Floor/Reflective Ceiling Plan CAD files for Engineering 3.5.18
Construction Drawings 3.5.18 - 3.19.18
Submit and Obtain Demolition Permit 3.19.18
Client Approval of Drawings 3.20.18
Client Approval of Updated Budget 3.20.18
Submit and Obtain Building Permit 3.21.18 - 3.23.18
Approve GMP Contract 4.10.18
Layout 3.26.18
Server Room Complete for Cabling 5.10.18
Furniture Installation 5.26.18 - 5.30.18
Architectural Punchlist 5.30.18
Substantial Completion 6.1.18
Client Move-In 6.1.18 - 6.3.18
DESIGN
BUDGET
SCHEDULE
PERMIT
PROCUREMENT
MOBILIZATION
BUILD
QUALITY CONTROL
preconstruction - 4 weeks
construction - 11 weeks
day 2
BCCI Milestones
Develop Preliminary ROM Budget 2.13.18 - 2.23.18
Submit MEP Design-Build Fees for Approval 2.22.18
MEPS Engineered Drawings 3.5.18 - 3.19.18
Budget Update 2.19.18
Submit and Obtain Demolition Permit 3.19.18
Budget Long Lead Items 3.19.18 - 3.26.18*
Coordinate Drawings for Permit Submittal 3.20.18
Update Master Schedule 3.20.18
Submit and Obtain Building Permit 3.21.18 - 3.23.18
Design-Build Fire Sprinkler Permit 4.10.18
Demolition 3.19.18 - 3.22.18
Layout 3.26.18
Construction 3.27.18 - 5.31.18
Install Light Fixtures 3.27.18
Begin Millwork Install 5.7.18
Server Room Complete for Cabling 5.10.18
Substantial Completion 5.26.18
BCCI Quality Control Pre-Punch
Final Fire Inspections 5.30.18
Substantial Completion 6.1.18
Occupancy Inspection 6.1.18
FDOB 6.4.18
Exterior Fencing TBD
Parking Lot Slurry & Restriping TBD
Paint Building Exterior TBD
Service/Warranty Work

* Procurement of Long Lead Times

Order Lights: 3.19.18 | 3 week lead time
Order Skylights: 3.26.18 | 3 week lead time
Release Millwork: 3.26.18 | 6 weeks
Release Ceramic Tile: 3.16.18 | 4 weeks
Flooring: 4.2.18 | 4 week lead time

CONSENT TO SUBLEASE AGREEMENT

THIS CONSENT TO SUBLEASE AGREEMENT (this “Agreement”), is made as of this 5th day of August, 2020, by and among Embarcadero Road LLC, a California limited liability company (“Landlord”), Aurora Innovation, Inc., a Delaware corporation (“Sublandlord”), and Archer Aviation, Inc., a Delaware corporation (“Subtenant”).

RECITALS

A.       Reference is hereby made to that certain Lease Agreement, dated as of March 13, 2018, by and between ECE Investment Company LP, a California limited partnership (predecessor-in-interest to Landlord) and Sublandlord (the “Lease”), for the interior portion of the building commonly known as 1880 Embarcadero Road, Palo Alto, California 94303 (the “Premises”).

B.       Pursuant to the terms of Paragraph 17 of the Lease, Sublandlord has requested Landlord’s consent to that certain Sublease dated as of July 1, 2020, by and between Sublandlord and Subtenant (the “Sublease”), with respect to a subletting by Sublandlord of the Premises; and

C.       All defined terms not otherwise expressly defined herein shall have the respective meanings given in the Lease.

AGREEMENT

1.       Landlord’s Consent. Landlord hereby consents to the Sublease; provided however, notwithstanding anything contained in the Sublease to the contrary, such consent is granted by Landlord only upon the terms and conditions set forth in this Agreement. The Sublease is and at all times shall remain subject and subordinate to the Lease. Landlord shall not be bound by any of the terms, covenants, conditions, provisions or agreements of the Sublease. Sublandlord and Subtenant agree that references in the Sublease to “Master Lessor” shall mean Embarcadero Road LLC, a California limited liability company, successor-in-interest to ECE Investment Company LP, a California limited partnership.

2.       Non-Release of Sublandlord; Further Transfers. Neither the Sublease nor this consent thereto shall release or discharge Sublandlord from any liability, whether past, present or future, under the Lease or alter the primary liability of Sublandlord to pay the Base Rent, Operating Expenses and other charges under the Lease and to perform and comply with all of the obligations of Sublandlord to be performed under the Lease (including the payment of all bills tendered by Landlord for any charges incurred for services and materials supplied to the Sublet Premises). Neither the Sublease nor this consent thereto shall be construed as a waiver of Landlord’s right to consent to any further subletting either by Sublandlord or by the Subtenant or to any assignment by Sublandlord of the Lease or assignment by the Subtenant of the Sublease, or as a consent to any portion of the Sublet Premises being used or occupied by any other party. Landlord may consent to subsequent sublettings and assignments of the Lease or the Sublease or any amendments or modifications thereto without notifying either Sublandlord or anyone else liable under the Lease and without obtaining their consent. No such action by Landlord shall relieve such persons from any liability to Landlord or otherwise with regard to the Sublet Premises.

3.       Relationship With Landlord. Sublandlord hereby assigns and transfers to Landlord the Sublandlord’s interest in the Sublease and all rentals and income arising therefrom, subject to the terms of this Section 3. Landlord, by consenting to the Sublease agrees that until an Event of Default shall occur in the performance of Sublandlord’s obligations under the Lease, Sublandlord may receive, collect and enjoy the rents accruing under the Sublease. If there is an Event of Default by Sublandlord in the performance of its obligations to Landlord under the Lease, then Landlord may, at its option by notice to Sublandlord, either (a) terminate the Lease and the Sublease, (b) during the continuance of such Event of Default, elect to receive and collect, directly from Subtenant, all rent and any other sums owing and to be owed under the Sublease, as further set forth in Section 3.1 below, or (c) terminate the Lease and elect to succeed to Sublandlord’s interest in the Sublease and cause Subtenant to attorn to Landlord, as further set forth in Section 3.2 below.

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3.1.       Landlord’s Election to Receive Rents. Landlord shall not, by reason of the Sublease, nor by reason of the collection of rents or any other sums from the Subtenant pursuant to Section 3(b) above, be deemed liable to Subtenant for any failure of Sublandlord to perform and comply with any obligation of Sublandlord, and Sublandlord hereby irrevocably authorizes and directs Subtenant, upon receipt of any written notice from Landlord stating that an Event of Default exists in the performance of Sublandlord’s obligations under the Lease, to pay to Landlord the rents and any other sums due and to become due under the Sublease during the continuance of such Event of Default. Sublandlord agrees that Subtenant shall have the right to rely upon any such statement and request from Landlord, and that Subtenant shall pay any such rents and any other sums to Landlord without any obligation or right to inquire as to whether such Event of Default under the Lease exists and notwithstanding any notice from or claim from Sublandlord to the contrary. Sublandlord shall not have any right or claim against Subtenant for any such rents or any other sums so paid by Subtenant to Landlord. Landlord shall credit Sublandlord against Base Rent and Operating Expenses due Sublandlord under the Lease with any rent received by Landlord under such assignment but the acceptance of any payment on account of rent from Subtenant as the result of any such Event of Default shall in no manner whatsoever be deemed an attornment by the Landlord to Subtenant or by Subtenant to Landlord, be deemed a waiver by Landlord of any provision of the Lease or serve to release Sublandlord from any liability under the terms, covenants, conditions, provisions or agreements under the Lease. Notwithstanding the foregoing, any other payment of rent from Subtenant directly to Landlord, regardless of the circumstances or reasons therefor, shall in no manner whatsoever be deemed an attornment by the Subtenant to Landlord in the absence of a specific written agreement signed by Landlord to such an effect.

3.2.       Landlord’s Election of Sublandlord’s Attornment. In the event Landlord elects, at its option and in its sole discretion, to cause Subtenant to attorn to Landlord pursuant to Section 3(c) above, Landlord shall undertake the obligations of Sublandlord under the Sublease from the time of the exercise of the option, but Landlord shall not (i) be liable for any prepayment of more than one month’s rent or any security deposit paid by Subtenant, unless received by Landlord, (ii) be liable for any previous act or omission of Sublandlord under the Lease or for any other defaults of Sublandlord under the Sublease, (iii) be subject to any defenses or offsets previously accrued which Subtenant may have against Sublandlord, or (iv) be bound by any changes or modifications made to the Sublease without the written consent of Landlord.

4.       Insurance and Indemnity Sublandlord shall require Subtenant to add Landlord and its designees as additional insured on Subtenant’s commercial general liability policy and business automobile liability insurance and Subtenant’s property insurance and worker’s compensation policy shall include a waiver of subrogation by the insurer to the benefit of Landlord and its property manager and Sublandlord shall provide documentation of such coverage upon Landlord’s request. Sublandlord agrees that in no event shall Landlord’s indemnity, defense or hold harmless obligations under Paragraph 18 of the Lease include any losses, liabilities, damages, costs and expenses resulting from claims made by Subtenant (or by any of Subtenant’s employees, contractors and agents) against Sublandlord (or against any of Sublandlord’s employees, contractors and agents).

5.       Subtenant Financials. Pursuant to Paragraph 17 of the Lease, Landlord is entitled to evaluate the credit, net worth or liquidity of a sublessee of the Premises. In furtherance of the same, at Landlord’s request from time to time (but not more than 1 time during any 12-month period) during the term of the Sublease, and subject to a customary non-disclosure agreement, Subtenant shall furnish Landlord with true and complete copies of Subtenant’s most recent annual and quarterly financial statements prepared by Subtenant or Subtenant’s accountants.

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6.       Reimbursement of Landlord Costs. Pursuant to Paragraph 17 of the Lease and as a condition precedent to the effectiveness of this Agreement, Sublandlord shall reimburse Landlord for all of Landlord’s reasonable third-party out-of-pocket expenses in connection with this Assignment, not to exceed $2,500. Accordingly, concurrent with the execution of this Agreement, Sublandlord shall pay Landlord the amount of $2,500.00 as reimbursement for such expenses.

7.       Excess Rental. Pursuant to Paragraph 17 of the Lease, Sublandlord is responsible for paying Landlord as additional rent 50% of excess rent and other excess consideration under the Sublease, after deducting certain expenses specified therein. Sublandlord shall provide Landlord with a thorough accounting of all excess rent and other consideration to be received by Sublandlord under the Sublease and a breakdown of the specified costs that Sublandlord claims are deductible, therefrom along with copies of invoices evidencing such costs.

8.       General Provisions

8.1       Consideration for Sublease. Sublandlord and Subtenant represent and warrant that there are no additional payments of rent or any other consideration of any type payable by Subtenant to Sublandlord with regard to the Sublet Premises other than as disclosed in the Sublease.

8.2.        Brokerage Commission. Sublandlord and Subtenant covenant and agree that under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with the Sublease and Sublandlord and Subtenant agrees to protect, defend, indemnify and hold Landlord harmless from the same and from any cost or expense (including but not limited to reasonably attorneys’ fees) incurred by Landlord in resisting any claim for any such brokerage commission.

8.3       Term. Each of Sublandlord and Subtenant hereby expressly waives any right to extend the term of the Sublease without the prior written approval of Landlord.

8.4.       Recapture. This consent shall in no manner be construed as limiting Landlord’s ability to exercise its rights to recapture any portion of the Premises to be assigned or sublet, as set forth in Paragraph 17 of the Lease, in the event of a proposed future sublease or assignment of such portion of the Premises; provided, however, that Landlord waives such right with respect to the Sublease.

8.5.       Controlling Law. The terms and provisions of this Agreement shall be construed in accordance with and governed by the laws of the State of California.

8.6.        Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors and assigns. As used herein, the singular number includes the plural and the masculine gender includes the feminine and neuter.

8.7.       Captions. The paragraph captions utilized herein are in no way intended to interpret or limit the terms and conditions hereof; rather, they are intended for purposes of convenience only.

8.8.       Partial Invalidity. If any term, provision or condition contained in this Agreement shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Agreement shall be valid and enforceable to the fullest extent possible permitted by law.

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8.9.       Attorneys’ Fees. If either party commences litigation against the other for the specific performance of this Agreement, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any tight to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred.

8.10.        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original, and all of which together shall constitute but one and the same instrument.

8.11.        Signatures. Each party hereto, and their respective successors and assigns shall be authorized to rely upon the signatures of all of the parties hereto on this Agreement which are delivered by facsimile or PDF as constituting a duly authorized, irrevocable, actual, current delivery of this Agreement with original ink signatures of each person and entity.

[Signature Page Immediately Follows]

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IN WITNESS WHEREOF, the parties have executed this Consent to Sublease Agreement as of the day and year first above written.

LANDLORD:

EMBARCADERO ROAD LLC,
a California limited liability company

By:	/s/ Mitchell Kukcic

Name Printed:	Mitchell Kukcic

Title:	Manager

Date:	8/11/20

SUBLANDLORD:

AURORA INNOVATION, INC.,
a Delaware corporation

By:	/s/ Carly Wilson

Name Printed:	Carly Wilson

Title:	Counsel
Date:	8/10/20

SUBTENANT:

ARCHER AVIATION, INC.,
a Delaware corporation

By:	/s/ Adam Goldstein

Name Printed:	Adam Goldstein

Title:	Cofounder
Date:	8/9/20

Signature Page to Consent to Sublease